STATE OF ALABAMA
                                                                     Exhibit 4.1
MONTGOMERY COUNTY                                                    -----------


                           COLONIAL PROPERTIES TRUST
                           401(k)/PROFIT SHARING PLAN

     COLONIAL PROPERTIES TRUST, a Maryland Real Estate Investment Trust, (hereinafter called the "Employer"), hereby adopts and publishes on this the 15th day of February, 1995 this 401(k)/Profit Sharing Plan for the exclusive benefit of such of its Employees who may become Participants and their Beneficiaries as set forth in this document, pursuant to Section 401(a) of the Internal Revenue Code, as follows:


                                   ARTICLE I

                                  Definitions
                                  -----------

As used in the Plan, the following words and phrases and any derivatives thereof will have the meanings set forth below unless the context clearly indicates otherwise. Definitions of other words and phrases are set forth throughout the Plan. Section references indicate sections of the Plan unless otherwise stated. The masculine pronoun includes the feminine, and the singular number includes the plural and the plural the singular, whenever applicable.

1.1   ACP Test.  See Subsection 7.2 (b).
      --------

1.2   ADP Test.  See Subsection 7.2 (a).
      --------

1.3   Accounts.  The Plan Administrator will maintain the following Accounts for
      --------
      each Participant for accounting purposes only, and will not segregate Plan assets among Accounts.

      (a)  Employer Contribution Accounts.  Each Participant will have one or
           ------------------------------
           more of the following Employer Contribution Accounts, which will be funded from his Employer's general treasury.

           (1)  Matching Account.  The account to record the Matching
                ----------------
                Contributions allocated to the Participant's Account under
                Section 3.2, and any attributable earnings, which will be subject to the vesting schedule set forth in Subsection 3.2(d).

           (2)  Profit Sharing Account.  The account to record the Employer's
                ----------------------
                Profit Sharing Contributions made from time to time within the Employer's discretion under Section 3.2, and any attributable earnings, which will be subject to the vesting schedule set forth in Subsection 3.2(d).

           (3)  Safe-Harbor Contributions Account.  The account to record the
                ---------------------------------
                Participant's allocations of any Safe-Harbor Contributions made from time to time under Section 3.2 as the Plan Administrator determines to be necessary to avoid violating the ADP Test and/or the ACP Test, and any attributable earnings, which will be fully vested at all times.

           (4)  Pre-1987 Vested Account from Transferor Plan.  The account to
                --------------------------------------------
           hold the Participant's allocations of Employer Contributions made for all Plan Years before 1987, and earnings on those allocations, which will be fully vested at all times.

      (b)  Employee Contribution Accounts.
           ------------------------------

           (1)  Before-Tax Account.  Each Participant will have a Before-Tax
                ------------------
                Account to hold his own elected salary reduction contributions made on a before-tax basis under Section 3.1, and any attributable earnings.

           (2)  After-Tax Account.  Each Participant who made after-tax
                -----------------
                contributions before the Transferor Plan stopped accepting them effective January 1, 1986, will have an After-Tax Account to hold those contributions and any attributable earnings.

      (c)  Rollover Account.  The account to record any Rollover Contributions
           ----------------
           made by the Participant under Section 3.3, and any attributable earnings.

1.4   Actual Contribution Ratio (ACR).  See Subsection 7.2(b)(1).
      -------------------------------

1.5   Actual Deferral Ratio (ADR).  See Subsection 7.2(a)(1).
      ---------------------------

1.6   Adoption Agreement.  The written document by which an Employer adopts the
      ------------------
      Plan, and which specifies any Years of Service granted for periods before the effective date of the Employer's adoption.

1.7   Affiliated Company.  Each corporation or entity with less than 80 percent
      ------------------
      common control with the Employer or with a Controlled Group member, which has adopted and is maintaining the Plan.

1.8   After-Tax Account.  See Subsection 1.3(b)(2).
      -----------------

1.9   Average Contribution Percentage (ACP).  See Subsection 7.2(b)(2).
      -------------------------------------

1.10  Average Deferral Percentage (ADP).  See Subsection 7.2(a)(2).
      ---------------------------------

1.11  Before-Tax Account.  See Subsection 1.3(b)(1).
      ------------------

1.12  Before-Tax Contribution.  See Subsection 1.18(b).
      -----------------------

1.13  Board.  The Board of Directors of the Employer.
      -----

1.14  Break in Service.  See Section 1.34 Five-Year Break and Section 1.43 One-
      ----------------                    ---------------                  ---
      Year Break.
      ----------

1.15  Code.  The Internal Revenue Code of 1986 as amended from time to time, and
      ----
      regulations and rulings issued under the Code.

1.16  Company Stock.  Shares of the common stock of an Employer.
      -------------

1.17  Compensation.  Compensation will have the following meanings for the
      ------------
      following purposes; provided that this definition is intended to be a safe-harbor definition under Code Section 414(s).

      (a)  Contributions and Nondiscrimination Testing.  The taxable earnings
           -------------------------------------------
           paid by the Employer to the Participant and reported on his Form W-2 for the portion of the Plan Year when he participates in the Plan. Compensation will include (a) basic salary or wages, (b) overtime
                             -------
           pay, (c) bonuses, (d) commissions, and (e) amounts deferred under Code Sections 401(k) and/or 125 pursuant to the Participant's salary reduction agreement. Compensation will exclude (a) Employer-paid
                                                   -------
           contributions under this Plan and any deferred compensation plan to the extent not currently taxable to the Participant, (b) cash and noncash fringe benefits, (c) reimbursements and expense allowances,
           (d) moving expenses, (e) welfare benefits, and (f) other amounts which receive special tax benefits.

      (b)  Code Section 415 Limitations and Deductibility of Employer
           ----------------------------------------------------------
           Contributions.  For purposes of the Code Section 415 Limitations
           -------------
           described in Section 7.3, and the deduction limitation on Employer Contributions described in Subsection 3.2(g), Compensation is the amount paid by the Employer to the Participant and reported as taxable income on his Form W-2 for the Plan Year, which amount will exclude Before-Tax Contributions and Employer Contributions to this
           -------
           Plan and salary reduction amounts contributed to any other plan maintained by an Employer under Code Sections 125 and 401(k).

      (c)  Statutory Cap.
           -------------

           (1) Each Participant's Compensation taken into account for all purposes under the Plan will be limited to $150,000 (as indexed under Code Section 401(a)(17))

           (2)  Family Unit Aggregation.  For purposes of the statutory cap, the
                -----------------------
                Plan will aggregate the Compensation of (A) each Employee who either is a 5-per-cent owner or is among the 10 highest-paid Employees, and (B) his Spouse and/or his lineal descendants who have not reached age 19 as of the last day of the Plan Year.
                The Plan Administrator will allocate the statutory cap among the members of any Family Unit in proportion to each member's actual Compensation.

           (3)  No Proration.  The Plan will not prorate the statutory cap on
                ------------
                Compensation for any Participant who participates in the Plan for less than a full Plan Year.

1.18  Contributions.  The Trustee will accept the following Contributions to the
      -------------
      Plan:

      (a)  Employer Contributions.  The total of the Participant's allocations
           ----------------------
           of the following Contributions made by an Employer for the Plan Year:

           (1)  Matching Contribution.  An amount equal to 50 percent of the
                ---------------------
                first 6 percent of Compensation contributed by each Participant for the Plan Year and not withdrawn during the Plan Year , provided that he is in active Employment on the last day of the Plan Year. The Employer will not match any Before-Tax

                Contribution which exceeds 6 percent of the Participant's Compensation for any pay period.

           (2)  Profit Sharing Contribution.  An amount which, in the Plan
                ---------------------------
                Administrator's discretion, may be contributed from the Employers' profits from time to time under Subsection 3.2(b) and allocated as a percentage of Compensation to each Eligible Employee who is in Employment on the last day of the Plan Year for which the Contribution is made.

           (3)  Safe-Harbor Contribution.  In any Plan Year, an Employer may
                ------------------------
                make a Safe-Harbor Contribution in the amount the Plan Administrator determines to be necessary to avoid violating the ADP Test and/or the ACP Test, which will be allocated under one of the methods described in Section 3.2.

      (b)  Before-Tax Contributions.  An amount equal to a whole percentage not
           ------------------------
           less than 2 percent nor greater than 10 percent of the Participant's Compensation for the Plan Year, which he elects to contribute under
           Section 3.1 on a before-tax basis.

      (c)  Rollover Contributions.  An amount transferred to this Plan from
           ----------------------
           another qualified retirement plan or conduit individual retirement account or plan, under Section 3.3.

1.19  Controlled Group.  Each Employer and each member of the group of
      ----------------
      corporations or entities with at least 80 percent common control by or with the Employer, within the meaning of Code Sections 414(b) and (c), and any affiliated service group within the meaning of Code Section 414(m) which includes an Employer.

1.20  Disability.
      ----------

      A physical or mental incapacity which qualifies the Participant for benefits under an Employer's long-term disability plan. The beginning date of the Participant's Disability is the date he stops earning Compensation.

1.21  Effective Date.  The Effective Date of the Plan is January 1, 1995.
      --------------

1.22  Eligible Employee (or Employee).   An Eligible Employee is any individual
      -------------------------------
      employed to perform personal services for an Employer, who works at least 1,000 per year, whose performance is subject to the Employer's control, and who has met the eligibility requirements set forth in Section 2.1.
      The following individuals will be treated as employees who are not eligible to participate in the Plan: (a) those who are in a unit of employees covered by a collective bargaining agreement between an employee representative and an Employer, unless otherwise provided in the agreement; (b) leased employees within the meaning of Code Section 414(n), and (c) independent contractors.

1.23  Employer.  Colonial Properties Trust, each Controlled Group member which
      --------
      has adopted the Plan, and each Affiliated Company which has adopted the Plan.

1.24  Employer Contribution Accounts.  See Subsection 1.3(a).
      ------------------------------

1.25  Employer Contributions.  See Subsection 1.18(a).
      ----------------------

1.26  Employment.  The period during which an Eligible Employee is regularly
      ----------
      employed by an Employer.

1.27  Employment Date.  The date on which the Eligible Employee earned his first
      ---------------
      Hour of Service during his initial Employment, or the date on which he resumed Employment after a Five-Year Break which caused him to lose his pre-break Years of Service.

1.28  Enrollment Date.  Each January 1, April 1, July 1 and October 1.
      ---------------

1.29  ERISA.  The Employee Retirement Income Security Act of 1974, as amended
      -----
      from time to time, and regulations and rulings under ERISA.

1.30  Excess ACP Contributions.  Matching Contributions which have caused the
      ------------------------
      Plan to fail the ACP Test described in Subsection 7.2(b) for the Plan
      Year.

1.31  Excess ADP Deferrals.  Before-Tax Contributions which have caused the Plan
      --------------------
      to fail the ADP Test described in Subsection 7.2(a) for the Plan Year.

1.32  Excess Dollar Deferrals.  The total annual amount of Before-Tax
      -----------------------
      Contributions which any Participant makes under this Plan for any calendar year, which in the aggregate exceeds $7,000 as indexed to the CPI beginning in 1988.

1.33  Family Unit.  An active or former Eligible Employee who is a 5-percent
      -----------
      owner of any Controlled Group member or an active Eligible Employee who is among the 10 highest-paid employees in the Controlled Group, and such individual's Spouse and lineal ascendants and descendants and their spouses who are also Eligible Employees. An individual who is an HCE or NCE and is otherwise an Eligible Employee will be included in the Family Unit although he may be excluded for purposes of determining the Top-Paid Group under Subsection 1.36(a)(3).

1.34  Five-Year Break.  Five consecutive One-Year Breaks.
      ---------------

1.35  HCE Group.  The Plan Administrator will determine the HCE Group for each
      ---------
      Employer, with respect to that Employer's Controlled Group. The HCE Group will include the entire group of Eligible Employees in each Controlled Group who are Highly Compensated Employees (HCEs) for the Plan Year.

1.36  Highly Compensated Employee (HCE).
      ---------------------------------

      (a)  Applicable Definitions.  For purposes of this Section, the following
           ----------------------
           terms will have the meanings set forth below.

           (1)  Determination Year.  The Plan Year for which the HCE Group is
                ------------------
                being identified.

           (2)  Look-Back Year.  The Plan Year preceding the Determination Year.
                --------------

           (3)  Top-Paid Group.  The highest-paid 20 percent of all active
                --------------
                employees in the Controlled Group for the Plan Year; provided that to determine the number of employees who make up 20 percent (but not the identity of the highest-paid 20-percent), the Plan Administrator may exclude Controlled Group employees who either: (A) are under age 21; (B) have fewer than 6 months of service; (C) normally work fewer than 17-1/2 hours per week; (D) normally work no more than 6 months per Plan Year;
                (E) are included in a collective bargaining unit; or (F) are nonresident aliens with no U.S. source income.

           (4)  Top-100 Group.  The highest-paid 100 Controlled Group employees
                -------------
                who either (A) receive more than $75,000 Compensation (indexed),
                (B) receive more than $50,000 Compensation (indexed) and are in the Top-Paid Group, or (C) officers as described below in Subsection (b)(1)(D).

      (b)  Identifying HCEs.  The following three groups of Employees will be
           ----------------
           included in the HCE Group for the Determination Year.

           (1)  HCE Status in the Look-Back Year.  The HCE Group will include
                --------------------------------
                any Employee who, during the Look-Back Year, either:

                (A)  was a 5-percent owner of any Controlled Group member;

                (B)  received more than $75,000 Compensation (indexed);

                (C) received more than $50,000 Compensation (indexed), and was in the Top-Paid Group as defined in Subsection (a); or

                (D) was an officer (a high-level policy-making executive) and received more than $45,000 Compensation (indexed), provided that the maximum number of officers will be the lesser of
                     (i) 50, or (ii) the greater of 3 or 10 percent of the total number of Employees.

           (2)  HCE Status in the Determination Year.  Regardless of his status
                ------------------------------------
                in the Look-Back Year, the HCE Group will include any Employee who, in the Determination Year, either:

                (A)  is a 5-percent owner of any Controlled Group member; or

                (B)  is in the Top-100 Group.

           (3)  HCE Status of Former Employees.  The Employee who terminated
                ------------------------------
                Employment after 1986 and who was an HCE at any time after he reached age 55 or when he terminated, and who resumes Employment, will be treated as an HCE for the first whole or partial Plan Year after his rehire. After the first Plan Year of his rehire, the Plan Administrator will determine his status under Subsection (b)(1) or (b)(2) as applicable. Until his rehire, the Plan Administrator will not take him into account for purposes of determining the Top-Paid Group or the Top-100 Group, or for any other purpose.

      (c)  Indexing.  The $75,000, $50,000 and $45,000 Compensation amounts will
           --------
           be indexed to the CPI under Code Section 415(d) beginning in 1988.

      (d)  Family Aggregation Rule.  For purposes of determining HCE status, the
           -----------------------
           group of Employees in a Family Unit will be treated as if they were a single Employee receiving the amount of Compensation being received in the aggregate by all members of the Family Unit. The Plan Administrator will determine the highest-paid 100 employees and the Top-Paid Group before it aggregates Compensation, and will apply the aggregation requirement separately to the Look-Back Year and the Determination Year.

1.37  Hours of Service.
      ----------------

      (a)  Periods of Credit.  Hours of Service will be credited for the
           -----------------
           following:

           (1)  Working Hours.  Each hour for which the Employee is paid or
                -------------
                entitled to payment by an Employer for the performance of duties.

           (2)  Nonworking Hours.  Each hour for which the Employee is paid or
                ----------------
                is entitled to payment by an Employer on account of a period of time during which no duties are performed due to vacation, holiday, illness, incapacity, layoff, jury duty, military duty, or leave of absence, whether or not his Employment has terminated.

           (3)  Back Pay.  Each hour for which back pay, without regard to
                --------
                mitigation of damages, is either awarded or agreed to by an Employer.

      (b)  Periods of No Credit.  Hours of Service will not be credited for the
           --------------------
           following:

           (1)  Nonpayment.  Periods during which the Employee is neither paid
                ----------
                nor entitled to payment by an Employer.

           (2)  Limited Number.  Hours in excess of 501 in a single continuous
                --------------
                period during which no duties are performed, except as provided in Subsection (d).

           (3)  Statutory Payments.  Hours for which payment is made or due
                ------------------
                under a plan maintained solely for the purpose of complying with applicable workers' compensation, unemployment compensation, or disability insurance laws.

           (4)  Back Pay.  Back pay where credit has already been given for the
                --------
                hours to which the back pay relates.

           (5)  Medical Expenses.  A payment which solely reimburses an Employee
                ----------------
                for medical or medically related expenses incurred by him.

      (c)  Crediting Hours of Service - General Rule.  Hours of Service will be
           ------------------------------------------
           credited to the period in which the duties to which they relate are performed, or the period when no duties are performed, as applicable. The Plan will use payroll records to determine Hours of Service for each Employee for whom the Employer records actual hours worked. For the Employee for whom the Employer does not record actual hours worked, the Plan will credit 45 Hours of Service for each week in which he is credited with any Hours of Service.

      (d)  Crediting Hours of Service - Special Rules.
           ------------------------------------------

           (1)  Parental Leave.  Solely for purposes of determining whether a
                --------------
                One-Year Break has occurred, the Plan will credit Hours of Service for periods during which an Employee is absent from work by reason of pregnancy, child birth, child adoption, and/or child care immediately following birth or adoption. The number of Hours of Service credited to the employee will be the number of hours that would have been credited if the absence had not occurred, or if such number cannot be determined, then 8 Hours of Service will be credited for each day of the absence, provided that the total number of such Hours of Service will not exceed 501. Such Hours of Service will be credited to the Plan Year in which the absence begins only if that credit is necessary to avoid a One-Year Break in that Plan Year; otherwise credit will be given in the immediately following Plan Year. No credit will be given under this subsection unless the Employee timely provides to the Plan Administrator all information reasonably required to establish (A) that the absence is for a reason described in this subsection and (B) the number of days of absence attributable to such reason.

           (2)  Military Leave.  For purposes of eligibility and vesting under
                --------------
                the Plan, the Plan will credit each Participant who returns from military leave with Hours of Service, as if his active Employment had continued during the period of his military duty with the Armed Forces of the United States of America; provided that he retains statutory reemployment rights and resumes Employment within 90 days after his honorable discharge from active military duty, or during any other period prescribed by law.

           (3)  Authorized Leave of Absence.  Solely for purposes of determining
                ---------------------------
                whether a Five-Year Break has occurred, the Plan will credit each Participant with Hours of Service as if his active Employment had continued during the period of his authorized leave of absence granted under his Employer's standard, uniformly-applied personnel policies; provided that he resumes active Employment promptly upon the expiration of his authorized leave.

1.38  Matching Account.  See Subsection 1.3(a)(1).
      ----------------

1.39  Matching Contribution.  See Subsection 1.18(a)(1).
      ---------------------

1.40  NCE Group.  The entire group of Eligible Employees who are Nonhighly
      ---------
      Compensated Employees (NCEs) for the Plan Year.

1.41  Nonhighly Compensated Employee (NCE).  An Eligible Employee who is not
      ------------------------------------
      within the HCE group for the Plan Year.

1.42  Normal Retirement Age.  The Participant's 65th birthday.
      ---------------------

1.43  One-Year Break.  A Plan Year during which the Participant is credited with
      --------------
      less than 501 Hours of Service; except that for purposes of eligibility under Section 2.1, a One-Year Break is the first 12 consecutive months of the Participant's Employment during which he is credited with less than 501 Hours of Service.

1.44  Participant.  An Eligible Employee participating in the Plan under Section
      -----------
      2.1.

1.45  Plan.  The Colonial Properties Trust 401(k)/Profit Sharing Plan as amended
      ----
      from time to time.

1.46  Plan Administrator.  Colonial Properties Services, Inc.
      ------------------

1.47  Plan Year.  The 12-month period beginning January 1 and ending December 31
      ---------
      of each year.

1.48  Pre-1987 Vested Account from Transferor Plan.  See Subsection 1.3(a)(4).
      --------------------------------------------

1.49  Profit Sharing Account.  See Subsection 1.3(a)(2).
      ----------------------

1.50  Profit Sharing Contribution.  See Subsection 1.18(a)(2).
      ---------------------------

1.51  Required Beginning Date.
      -----------------------

      (a)  Participant.  The Required Beginning Date for the active and inactive
           -----------
           Participant is April 1 following the calendar year in which he reaches age 70-1/2. A Participant will be treated as a 5-percent owner if he owns or owned at least 5 percent of any Employer at any time during the calendar year in which he reaches age 66-1/2 or any subsequent year.

      (b)  Beneficiaries.  The Required Beginning Date for the surviving Spouse
           -------------
           is the end of the calendar year in which the Participant would have reached age 70-1/2. The Required Beginning Date for the non-Spouse beneficiary is the end of the calendar year following the calendar year in which the Participant's death occurs (or the end of the calendar year following the calendar year in which the surviving Spouse's death occurs if the Spouse was the primary beneficiary); provided that if the Plan Administrator cannot make payment by that date, the Required Beginning Date will be extended until the last day of the fifth calendar year following the year in which the Participant (or surviving Spouse) died and the entire Account balance will be distributed no later than that date.

1.52  Rollover Account.  See Subsection 1.3(c).
      ----------------

1.53  Rollover Contribution.  See Subsection 1.18(c).
      ---------------------

1.54  Safe Harbor Account.  See Subsection 1.3(a)(3).
      -------------------

1.55  Safe Harbor Contribution.  See Subsection 1.18(a)(3).
      ------------------------

1.56  Spouse.  The person to whom the Participant is legally married.  In the
      ------
      event of a dispute, the identity of the surviving spouse will be determined in accordance with applicable laws of the Participant's state of domicile. The surviving Spouse is sometimes referred to as a beneficiary.

1.57  Termination Date.  The date when the Eligible Employee ends his Employment
      ----------------
      for any reason.

1.58  Transferor Plan.  The Colonial 401(k) and Profit Sharing Plan.
      ---------------

1.59  Trust (or Trust Fund).  The fund maintained under the trust agreement
      ---------------------
      executed between the Employer and the Trustee, as amended from time to time, which constitutes a part of this Plan.

1.60  Trustee.  The individual(s) or corporation(s) or other entity(ies)
      -------
      selected by the Board to administer the Trust, as provided in Article IX.

1.61  Valuation Date.  The last day of each calendar quarter, i.e. March 31,
      --------------
      June 30, September 30 and December 31 of each Plan Year, and any other day in the Plan Year requested by the Plan Administrator, as of which the Trustee will determine the fair market value of the Trust Fund and each Account.

1.62  Vested Percentage.  The percentage of the Participant's Matching Account
      -----------------
      and Profit Sharing Account which is vested under the schedule set forth in Subsection 3.2(d).

1.63  Vesting Service.  See Section 1.64 Years of Service.
      ---------------                    ----------------

1.64  Years of Service.  Each Plan Year for which the Employee earns at least
      ----------------
      1,000 Hours of Service, subject to the following rules:

      (a)  Employment With A Controlled Group Member.  Each Employee will
           -----------------------------------------
           receive credit for Years of Service for purposes of eligibility and vesting, for the period of his employment with any Controlled Group member, whether or not it has adopted the Plan, beginning on the date the member became part of the Controlled Group.

      (b)  Period Before An Employer Adopted the Plan.  The Board will determine
           ------------------------------------------
           whether and to what extent the Plan will give credit for purposes of eligibility and/or vesting for periods of employment with an Employer before it adopted the Plan, to the extent credit is not required under Subsection (a).

      (c)  Employment Before A Five-Year Break.  The nonvested Participant who
           -----------------------------------
           incurs a Five-Year Break will lose all his credit for Years of Service earned before his Five-Year Break. The vested Participant will retain all his credit for Years of Service regardless of the number of his One-Year Breaks.

      (d)  Employment with Predecessors.  If the Employer acquires substantially
           ----------------------------
           all of the assets of another company and if former employees of such other company subsequently become Employees of the Employer due to the acquisition, such former employees shall receive credit for Years of Service for purposes of eligibility, but not for vesting, for the period of his employment with the acquired company.

                                  ARTICLE II

                                  Eligibility
                                  -----------

2.1   Eligibility.  Each Employee will become a Participant as of the first
      -----------
      Enrollment Date after he has completed at least 1,000 Hours of Service during his first 12 months of Employment or during a Plan Year that begins after his Employment Date.

2.2   Participation Upon Reemployment.
      -------------------------------

      (a)  Fully Vested Participant.  If a fully vested Participant terminates
           ------------------------
           and resumes Employment at any time, he will resume participation in the Plan as of the date when he resumes Employment, and will continue to be fully vested.

      (b)  Partially Vested Participant.
           ----------------------------

           (1)  Before Five-Year Break.  If a partially vested Participant
                ----------------------
                terminates and resumes Employment before he incurs a Five-Year Break, he will resume participation in the Plan as of the date he resumes Employment, and the Plan Administrator will reinstate his prebreak Years of Service and Vested Percentage. The Plan will restore the amount he forfeited from his Matching Account and/or Profit Sharing Account, without adjustment for gains or losses, provided such Participant repays to the Trust Fund an amount equal to the vested portion of such accounts which he received as a cash-out distribution upon termination. He will be eligible to earn additional vesting for the reinstated amounts.

           (2)  After Five-Year Break (Five-Year Freeze Rule).  If a partially
                ---------------------------------------------
                vested Participant terminates and resumes Employment after he incurs a Five-Year Break, he will resume participation in the Plan as of the date he resumes Employment, and the Plan Administrator will reinstate his prebreak Years of Service and Vested Percentage for future allocations of Matching Contributions and Profit Sharing Contributions, but will not reinstate his forfeited Matching Account and Profit Sharing Account balances (if any). If he received a cash-out of his vested Matching Account and Profit Sharing Account when he terminated, he will have a zero balance in those Accounts. He will not be permitted to repay his cash-out.

      (c)  Nonvested Participants.
           ----------------------

           (1)  Before Five-Year Break.  If a nonvested Participant terminates
                ----------------------
                and resumes Employment before he incurs a Five-Year Break, he will resume participation in the Plan as of the date he resumes Employment, and the Plan Administrator will reinstate his prebreak Years of Service and Vested Percentage, and his forfeited Matching Account and Profit Sharing Account balances, without adjustment for gains or losses. He will be eligible to earn additional vesting for the reinstated amounts.

           (2)  After Five-Year Break.  If a nonvested Participant terminates
                ---------------------
                and resumes Employment after he incurs a Five-Year Break, the Plan Administrator will not reinstate his prebreak Years of Service or his forfeited Matching Account and Profit Sharing Account balances. He will be eligible to resume participation under Section 2.1 as if he were a new Employee.

      (d)  Nonparticipating Employees.
           --------------------------

           (1)  Before Five-Year Break.  If the nonparticipating Employee
                ----------------------
                terminates and resumes Employment before he incurs a Five-Year Break, the Plan Administrator will reinstate his prebreak Vesting Service for purposes of eligibility and vesting. If he had met the eligibility requirement under Section 2.1 as of his Termination Date, he will be eligible to begin participating in the Plan as of the date he resumes Employment.

           (2)  After Five-Year Break.  If the nonparticipating terminated
                ---------------------
                Employee resumes Employment after he incurs a Five-Year Break, the Plan Administrator will not reinstate his prebreak Vesting Service. He will be eligible to begin participating in the Plan under Section 2.1 as if he were a new Employee.

2.3   Leased Employee.  Leased employees will be treated as Employees to the
      ---------------
      extent required under Code Section 414(n), but will not be eligible to participate in this Plan. If a leased employee becomes an Employee, the Plan will give him credit for eligibility and Years of Service for the period when he worked as a leased employee, under the rules described in Sections 1.64 and 2.1 applied as if he had been an Employee during that period. However, the Plan will not give such credit if (a) the leased employee was covered by a money purchase plan sponsored by the leasing organization, with 10 percent contributions and immediate participation and vesting, and (b) leased employees constitute no more than 20 percent of the Controlled Group's nonhighly compensated employees.

2.4   Employment with Predecessors.  If the Employer acquires substantially all
      ----------------------------
      of the assets of another company and if former employees of such other company subsequently become Employees of the Employer due to the acquisition, such former employees shall receive credit for Hours of Service for purposes of eligibility for the period of his employment with the acquired company.

                                  ARTICLE III

                                 Contributions
                                 -------------

3.1   Employee Contributions.  The Plan will accept only Before-Tax
      ----------------------
Contributions. Participants who made After-Tax Contributions before 1986 to the Transferor Plan will be permitted to maintain those Account balances in the Plan.

      (a)  Before-Tax Only.  For each Plan Year, each Participant will elect the
           ---------------
           percentage of his Compensation to defer as Before-Tax Contributions, within the limitations described below in Subsection (3).

           (1)  Amount.  Each Participant may make Before-Tax Contributions in
                ------
                an amount equal to a whole percentage not less than 2 percent nor greater than 10 percent of his Compensation for each Plan Year. The Participant must elect 2 percent increments for the first 6 percent, and can elect 1 percent increments from 7 to 10 percent. However, to the extent that it considers reductions in percentages necessary to meet the ADP for any Plan Year, the Plan Administrator may limit the percentages that can be contributed by the HCE Group, and may apply different limits to different individuals within the HCE Group.

           (2)  Amount Matched.  The first 6 percent of each Participant's
                --------------
                Compensation contributed for each payroll period will receive a Matching Contribution. Any Contribution above 6 percent will not receive Matching Contributions.

           (3)  Limitations on Amount.  The amount of the Participant's
                ---------------------
                Contributions may be limited for any Plan Year to avoid exceeding the $7,000 (indexed) limitations described in Section 7.1, the ADP Test described in Section 7.2, and/or the annual addition limitations described in Section 7.3.

      (b)  Vesting.  All Before-Tax Contributions and all earnings allocated to
           -------
           Before-Tax Contribution Accounts will be fully vested at all times.

      (c)  Election to Participate.
           -----------------------

           (1)  Initial Election.  To begin making Before-Tax Contributions, the
                ----------------
                Eligible Employee must complete and file with the Plan Administrator an election form designating the whole percentage of his Compensation to be deferred as his Before-Tax Contributions for the Plan Year, within the limitations described in Subsection (a)(3).

                The Eligible Employee will begin contributing as of the first Enrollment Date after he has submitted his properly completed election form to the Plan Administrator; provided that he must submit his form no later than the deadline established by the Plan Administrator, uniformly applied and timely communicated. The Employee who fails to properly elect to begin participating as of the date when he is first eligible, may elect to begin participating as of any subsequent Enrollment Date; provided that he must submit his properly completed election form to the Plan Administrator no later than the deadline established by the Plan Administrator, uniformly applied, and timely communicated.

                The election will remain effective until the Participant (A) modifies, suspends, or revokes his election, or (B) ceases to be an Eligible Employee. The elected percentage will apply to increased or decreased Compensation.

           (2)  Modification.  The Participant who has elected to have
                -------------
                contributed a percentage of his Compensation under Subsection
                (c)(1) may modify his election as of the first day of any Enrollment Date by filing with the Plan Administrator, no later than the deadline established by the Plan Administrator and uniformly applied, a new election form stating that he elects to have a higher or lower percentage deducted from his Compensation. Each modification will remain effective until a new election form is properly completed and timely filed with the Plan Administrator.

           (3)  Revocation.  The Participant may revoke his election to make
                ----------
                Before-Tax Contributions as of the beginning of any payroll period; provided that he must submit his notice to the Plan Administrator no later than the deadline established by the Plan Administrator, uniformly applied and timely communicated.

           (4)  New Election.  The Participant who revokes his election to make
                ------------
                Before-Tax Contributions may resume Before-Tax Contributions as of any Enrollment Date.

           (5)  Plan Administrator Regulations.  The Plan Administrator may from
                ------------------------------
                time to time establish and uniformly apply rules governing elections, including rules regarding the frequency with which elections may be modified, suspended or revoked.

3.2   Employer Contributions.
      ----------------------

      (a)  Matching Contribution.  Each Employer will make a Matching
           ---------------------
           Contribution in an amount equal to 50 percent of the first 6 percent of Compensation contributed by each of its Participants for each Plan Year, provided that the Participant remains in Employment until the last day of the Plan Year. No Participant will receive a Matching Contribution for any pay period with respect to his Before-Tax Contributions that exceeds 6 percent of his Compensation paid in that pay period. However, the Participant will not receive a Matching Contribution to the extent he withdraws his Before-Tax Contributions under Article V in the same Plan Year when he makes them. For this purpose, the Participant's withdrawals will come first from the earliest Contributions and earnings allocated to his Before-Tax Account.

      (b)  Profit Sharing Contribution.  In any Plan Year when any Employer has
           ---------------------------
           sufficient profits, and in the Plan Administrator's discretion, the Employer may make a Profit Sharing Contribution to be allocated as a uniform percentage of Compensation of each of its Eligible Employees who is in Employment on the last day of the Plan Year.

      (c)  Safe-Harbor Contribution.  For each Plan Year, the Plan Administrator
           ------------------------
           will determine the amount of Safe-Harbor Contribution, if any, necessary to satisfy the ADP Test described in Subsection 7.2(a), and/or the ACP Test described in Subsection 7.2(b). The Plan Administrator will cause each Safe Harbor Contribution to be allocated by one of the following methods:

           (1)  Percentage-of-Compensation Method.
                ---------------------------------

                (A) If the Safe Harbor Contribution is made to satisfy the ADP Test, the Plan Administrator will subtract the existing Average Deferral Percentage (ADP) of the NCEs from the ADP needed by the NCEs to pass the ADP Test. If the Safe Harbor Contribution is made to satisfy the ACP Test, the Plan Administrator will subtract the existing Average Contribution Percentage (ACP) of the NCEs from the ACP
                     needed by the NCEs to pass the ACP Test.   The additional
                     percentage needed to meet the ADP Test and/or the ACP Test is the needed percentage increase.

                (B) The Plan Administrator will determine the number of NCEs eligible to receive the Safe Harbor Contribution, if fewer than the total, and the aggregate Compensation of the eligible NCEs.

                (C) The Plan Administrator will multiply the needed percentage increase by the ratio of the number in the NCE Group to the number of eligible NCEs, to determine the additional percentage of Compensation to be allocated to each eligible NCE (the individual needed percentage increase).

                (D) The Plan Administrator will multiply the individual needed percentage increase by the aggregate Compensation of the eligible NCEs to determine the total amount of the Safe Harbor Contribution.

                (E) The Plan Administrator will multiply the individual needed percentage increase by the Compensation of each eligible NCE to determine the amount of his Safe Harbor allocation for the Plan Year.

           (2)  Fixed-Dollar Method.
                -------------------

                (A)  The Plan Administrator will follow steps (1)(A) through
                     (1)(D) to determine the maximum total amount of the Safe Harbor Contribution needed to satisfy the ADP Test and/or ACP Test for the Plan Year (the maximum fixed dollar contribution).

                (B) The Plan Administrator will divide the maximum fixed dollar contribution by the number of eligible NCEs to determine the maximum Safe Harbor allocation needed for each.

                (C) By trial-and-error calculations, the Plan Administrator will determine the fixed dollar amount of the actual allocation, if lower than the maximum, that must be allocated to the Safe Harbor Accounts of all eligible NCEs.

           (3)  Additional Matching Contributions.  The Plan Administrator will
                ---------------------------------
                direct the affected Employer(s) to make a Safe Harbor Contribution to match the Before-Tax Contributions of all or a selected group of NCE Participants, in the percentage necessary to meet the ACP Test for the Plan Year.

      (d)  Vesting.  The Participant will become vested in his Matching Account
           -------
           and Profit Sharing Account balances under the following schedule:

                Years of Service    Vested Percentage
                ----------------    -----------------
                 Fewer than 1               0%
                       1                   20%
                       2                   40%
                       3                   60%
                       4                   80%
                       5                  100%

           Regardless of the number of his Years of Service, the Participant will become fully vested in his Matching Account and Profit Sharing Account balance either (1) when he reaches Normal Retirement Age, (2) on his Disability retirement date described in Subsection 6.1(c), or
           (3) on his date of death. The Participant will be fully vested in his Safe Harbor Account balance and his Pre-1987 Vested Account balance from the Transferor Plan at all times.

      (e)  Forfeiture.  Upon termination of employment, the nonvested portion of
           ----------
           a Participant's Matching Account balance and Profit Sharing Account balance shall be forfeited upon the earlier of a cash-out distribution to the Participant or when such Participant incurs a Five-Year Break. Forfeitures will be used to reduce Matching Contributions for the same and/or future Plan Years. A Participant who terminates employment with a zero Vested Matching Account balance and/or Profit Sharing Account balance shall be deemed to have received a cash-out distribution as of the date on which he separates from service. If a Participant receives a cash-out distribution upon termination and resumes Employment before incurring a Five-Year Break, the Plan Administrator will reinstate his forfeited balance(s) upon repayment by the Participant of the amount of the cash-out distribution.

      (f)  Exclusive Benefit of Participants.  All Employer Contributions will
           ---------------------------------
           be irrevocable when made and will not revert to the Employers, except as provided in Sections 3.2(i), 7.2 and 7.3. All Employer Contributions and attributable earnings will be used for the exclusive benefit of Participants and their beneficiaries and for paying the reasonable expenses of administering the Plan.

      (g)  Deductibility.  Each Employer will limit its Employer Contributions
           -------------
           for each Plan Year so that the sum of all Before-Tax Contributions and Employer Contributions does not exceed an amount equal to 15 percent of the Compensation (as calculated by excluding Before-Tax Contributions) of all of its Participants for the Plan Year.

      (h)  Payment to the Trustee.  Each Employer will transfer to the Trustee,
           ----------------------
           promptly after the end of each month, the Before-Tax Contributions withheld for all its Employees during the pay periods ending in that month. Each Employer will transfer its Matching Contributions to the Trustee as soon as practicable after each Contribution is made, in accordance with procedures established by the Plan Administrator. Each Employer will transfer its Profit Sharing Contributions and Safe-Harbor Contributions to the Trustee no later than the extended due date of the Employer's federal income tax return for the fiscal year which ends in the Plan Year for which the Contribution is made.

      (i)  Return of Employer Contributions.  Employer Contributions will be
           --------------------------------
           returned to the affected Employer(s) under the following circumstances:

           (1)  Mistake of Fact.  Employer Contributions made by a mistake of
                ---------------
                fact will be returned to the affected Employer(s) within one year after the Contribution is made.

           (2)  Nondeductible.  All Employer Contributions are conditioned upon
                -------------
                their deductibility under Code Section 404 and will be returned to the affected Employer(s) within one year after any disallowance.

3.3   Rollover Contributions.
      ----------------------

      (a)  Eligible Rollover Distribution.  For purposes of this Section, an
           ------------------------------
           Eligible Rollover Distribution means a payment received by an Employee from another qualified plan or conduit individual retirement account or plan (IRA), that is either (1) a lump sum payment, or (2) a payment other than one that is part of a series of substantially equal periodic payments, made at least annually, over a period of at least 10 years, or over the lifetime or life expectancy of the Participant or the joint lifetimes or life expectancies of the Participant and his named beneficiary; provided that the Plan Administrator will not treat any distribution required under Code
           Section 401(a)(9), or any refund of after-tax contributions, as an Eligible Rollover Distribution.

      (b)  Rollover or Direct Plan Transfer.  An Employee who receives an
           --------------------------------
           Eligible Rollover Distribution may roll over all or part of the distribution to the Trustee. The Plan Administrator may accept the distribution as a direct plan-to-plan transfer. An Employee can make a Rollover Contribution before he completes his eligibility period under Section 2.1, or before he elects to participate, and will have his Rollover Account as his sole interest in the Plan until he becomes a Participant.

      (c)  Timing.  A rollover must be made within 60 days after the Employee
           ------
           receives the Eligible Rollover Distribution.

      (d)  Required Information.  The Plan Administrator will adopt such
           --------------------
           procedures, and may require such information from the Employee who desires to make a Rollover Contribution, as it considers necessary to determine whether the proposed rollover or direct plan transfer will meet the requirements of this Section. The Plan Administrator may require the Employee to submit a written certification that he received his Eligible Rollover Distribution from another qualified plan or from a conduit IRA. Upon approval by the Plan Administrator, the Rollover Contribution will be deposited in the Trust Fund and will be credited to the Employee's Rollover Account.

      (e)  Prohibited Rollovers and Transfers.  The Plan Administrator will not
           ----------------------------------
           accept Rollover Contributions from any plan that is subject to the joint and survivor annuity requirements set forth in Code Sections 401(a)(11) and 417, unless the Employee's Spouse consented in writing to the distribution from such plan in a manner which complies with the spousal consent requirements prescribed under Code Section 417. The Plan Administrator may require the Employee to submit a written certification either that he received his distribution from a qualified plan that either was not subject to the spousal consent requirements or contained an exemption for his distribution, or that his Spouse properly consented to the distribution. The Plan Administrator will not accept as a Rollover Contribution the portion of a distribution which constitutes a refund of after-tax contributions.

      (f)  Refund of Prohibited Rollovers.  In the event the Plan Administrator
           ------------------------------
           discovers that a Participant has made a Rollover Contribution to the Plan which fails to comply with this Section, the Plan Administrator will refund the Contribution and all earnings attributable to it as soon as practicable.

      (g)  Reliance on Participant's Representations.  The Plan Administrator
           -----------------------------------------
           will in good faith rely on the representations made by the eligible Employee in his application to make a Rollover Contribution and will not be held accountable for any misrepresentation of which it did not have actual knowledge.

                                  ARTICLE IV

                              Individual Accounts
                              -------------------

4.1   Adjustments to Account Balances.
      -------------------------------

      (a)  Regular Valuation Dates.  As of each Valuation Date, the Trustee will
           -----------------------
           determine the fair market value of the Trust Fund and the Plan Administrator will determine the value of each Account of each Participant. The Account balances of each Participant will be adjusted to reflect the following events since the preceding Valuation Date:

           (1)  His Before-Tax Contributions and Rollover Contributions, if any;

           (2)  His allocations of Employer Contributions;

           (3) Payments and inservice withdrawals from his Accounts, and forfeitures from his Matching Account and/or Profit Sharing Account;

           (4) His pro rata share of gains/losses and expenses of the investment funds in which his Account balances are invested; and

           (5)  His transfers between investment funds under Section 4.2.

      (b)  Special Valuation Dates.  The Plan Administrator will have the
           -----------------------
           authority to direct special Valuation Dates as it considers necessary for the proper administration of the Plan. Each special Valuation Date will be treated as a regular Valuation Date.

      (c)  Valuations Binding. In determining the value of the Trust Fund and
           ------------------
           each individual Account, the Trustee and the Plan Administrator will exercise their best judgment, and all determinations of value will be binding upon all Participants and their beneficiaries.

      (d)  Allocation Date.  All allocations will be considered to have been
           ---------------
           made as of the Valuation Date, regardless of when allocations are actually made.

      (e)  Statement of Account Balances.  As soon as practicable after the end
           -----------------------------
           of each Valuation Date, the Plan Administrator may in its discretion provide to each Participant and other payee for whom an Account is maintained, a statement of the Account balance as of the Valuation Date; provided that statements will be issued at least once in each Plan Year.

      (f)  Correction of Mistakes.  In the event the Plan Administrator
           ----------------------
           discovers that a mistake has been made in an allocation to or distribution from any Participant's Account balance, or any other mistake which affects an Account balance, it will correct the mistake as soon as practicable. If an overpayment has been made, the Plan Administrator will seek cash reimbursement. If an underpayment has been made, the Plan Administrator will pay the amount of the underpayment in a single sum. The Plan Administrator will treat any other addition to the Account as an expense of the Plan, and will treat any other subtraction from the Account as a forfeiture and will use it to reduce the affected Employer's Matching Contributions and/or Profit Sharing Contributions for the same or the next Plan Year. To the extent necessary to correct errors in allocations that result from release of shares from the Suspense Account, the Plan Administrator may substitute shares of Company Stock for cash, and may substitute cash for such shares of stock. To the extent necessary to correct errors in allocations that result from Contributions, including Contributions that would have been made except for the error, the Plan Administrator will permit or require adjustments to the Contributions otherwise described in the Plan, including make-up Contributions, accelerated Contributions, suspensions of Contributions, and similar adjustments. If a Participant timely makes an election for Employee Contributions under
           Section 3.1 to be effective in a stated payroll period, but the Plan Administrator is unable to effect the election until the following payroll period, the Plan Administrator will treat the Contribution as if it had been made in the stated payroll period, but will allocate earnings to the Contribution only from the date when it is actually made. The Plan Administrator will correct all other administrative errors in the manner which it considers appropriate under the circumstances. However, if the Plan Administrator determines that the burden or expense of seeking recovery of any overpayment or correcting any other mistake (except corrections that are necessary to make a Participant or beneficiary whole) would be greater than is warranted under the circumstances, it may in its discretion forego recovery or other correction efforts. If a mistake in any communication creates a risk of loss to any Participant or beneficiary, the Plan Administrator will take reasonable steps to mitigate such risk, such as making de minimis variances from Plan provisions (including but not limited to medium and timing of payment), to the extent any such variance would comply with applicable qualification requirements if it were set forth in a written provision of the Plan.

4.2   Investment Election.
      -------------------

      (a)  Available Funds.  The Trustee will maintain the number and type of
           ---------------
           investment funds from time to time which it determines to be in the best interest of Participants, including but not limited to one or more Company Stock funds. The Plan Administrator will timely inform Participants with respect to the funds which are available, and will provide them sufficient information to permit them to make informed selections among the funds.

      (b)  Liquidity.  Each fund may hold cash and other liquid investments in
           ---------
           such amounts as the Plan Administrator and/or Trustee consider necessary to meet the Plan's liquidity requirements and to pay administrative expenses.

      (c)  Participant Elections.  Once in each calendar quarter, each
           ---------------------
           Participant may make an investment election for his future aggregate Contributions, and an election for his aggregate existing Account balances. His election will become effective as of the first day of the calendar quarter for which it is made, provided that he must complete his investment election form and submit it to the Plan Administrator no later than the deadline set by the Plan Administrator, uniformly applied and timely communicated to Participants.

           (1)  Future Contributions.  The Participant may elect to invest the
                --------------------
                future allocations to his Accounts in the aggregate, in 5 percent increments among the investment funds made available from time to time.

           (2)  Existing Account Balances.  The Participant may elect to invest
                -------------------------
                the existing balance in each of his separate Accounts in 5 percent increments among the investment funds made available from time to time.

      (d)  Failure to Elect.  If any Participant fails to timely submit a
           ----------------
           properly completed investment election form, or if his elected investments total less than 100 percent of his Account balances, the Plan Administrator will invest the balances for which no election is made in the investment fund which carries the least risk of loss.

      (e)  Allocation of Earnings.  All earnings attributable to the Account
           ----------------------
           balances invested in each investment fund will be reinvested in that investment fund.

      (f)  Special Election Date.  The Plan Administrator may permit more
           ---------------------
           frequent elections and/or other election filing dates, under regulations adopted by the Plan Administrator, uniformly applied, and timely communicated to Participants.

      (g)  Voting of Company Stock.  Each Participant whose Account balances are
           -----------------------
           invested in a Company Stock fund may direct the Trustee with respect to the voting of his shares. The Trustee will vote the shares of any Participant who fails to timely submit his direction, in accordance with directions submitted by other Participants for the majority of shares invested in that fund.

                                   ARTICLE V

                             Inservice Withdrawals
                             ---------------------

5.1   Limitation on Frequency of Inservice Withdrawals.  Each Participant may
      ------------------------------------------------
      make only one inservice withdrawal during any 12-months period under Sections 5.3, 5.4 or 5.5 collectively. In addition, each Participant may make only one hardship withdrawal in any 12-months period under Sections
      5.6. The Participant must submit his written application to the Plan Administrator at least 30 days before he receives his withdrawal.

5.2   Withdrawal Fee.  The Trustee will deduct from the amount of each
      --------------
      withdrawal under Section 5.3 (After-Tax and Pre-1987 Vested Accounts from the Transferor Plan), 5.4 (age 59-1/2), 5.5 (age 70-1/2) and 5.6
      (hardship), a processing fee in an amount determined from time to time by the recordkeeper and the Plan Administrator and timely communicated to Participants. The recordkeeper will reflect the deduction on the statement that it issues with the payment.

5.3   Inservice Withdrawal from After-Tax and Pre-1987 Vested Accounts from
      ---------------------------------------------------------------------
      Transferor Plan.  Each Participant may withdraw all or part of his After-
      ---------------
      Tax Account balance and Pre-1987 Vested Account balance during his Employment. The Participant must submit a written request to the Plan Administrator, specifying the amount to be withdrawn. The Trustee will pay the amount withdrawn in a single payment in cash as promptly as practicable after the Plan Administrator approves the request. The Participant may not withdraw shares of Company Stock. The Trustee will pay each withdrawal first from the Participant's After-Tax Account to the extent possible, then from his Pre-1987 Vested Account, and will withdraw on a pro rata basis from the investment funds in which each Account is invested.

5.4   Inservice Withdrawal After Age 59-1/2.  At any time after the Participant
      -------------------------------------
      reaches age 59-1/2, he may submit to the Plan Administrator a written request to withdraw from his Account balances. The Trustee will pay the withdrawal pro rata from all the investment funds in which the Participant's Accounts are invested, and from his Accounts in the following order: (a) After-Tax Account, (b) Pre-1987 Vested Account from Transferor Plan, (c) Rollover Contribution Account, (d) vested Matching Account, (e) vested Profit Sharing Account, (f) unmatched portion of Before-Tax Account, and (g) matched portion of Before-Tax Account, to the extent the Participant has such Accounts. The Participant may request his withdrawal in the form of either cash of Company Stock.

5.5   Inservice Withdrawal After Age 70-1/2.  Beginning in the calendar year
      -------------------------------------
      when the active Participant reaches age 70-1/2, he must withdraw from his Account balances the minimum annual amount required by the distribution rules described in Section 6.2 applied as if he had retired. He must make the withdrawal no later than December 31 of each year. To determine the required amount of each withdrawal, the Plan Administrator will determine the Participant's aggregate Account balances as of the last day of the previous calendar year and divide that amount by the smaller of (a) his life expectancy or the joint and last survivor life expectancy of the Participant and beneficiary, or (b) the applicable divisor required by the incidental benefit rule under Code Section 401(a)(9). The Trustee will pay the withdrawal pro rata from all the investment funds in which the Participant's Accounts are invested, and from his Accounts in the following order: (A) After-Tax Account, (2) Pre-1987 Vested Account from Transferor Plan, (3) Rollover Contribution Account, (4) vested Matching Account, (5) vested Profit

      Sharing Account, (6) unmatched portion of Before-Tax Account, and (7) matched portion of Before-Tax Account, to the extent the Participant has such Accounts. The Participant may request his withdrawal in the form of either cash of Company Stock.

5.6   Hardship Withdrawals.
      --------------------

      (a)  Application.  The active Participant who wishes to make a hardship
           -----------
           withdrawal during his Employment must submit a written request to the Plan Administrator, specifying the amount to be withdrawn. The withdrawal request must include a full statement of the reasons for the withdrawal, the amount of any other financial resources available to the Participant, and such other information as the Plan Administrator may request. The amount withdrawn will be paid to the Participant as promptly as practicable after the Plan Administrator approves his request. No Participant who has terminated Employment, and no beneficiary, will be eligible to make a hardship withdrawal.

      (b)  Available Amount.  The minimum amount that may be withdrawn is the
           ----------------
           lesser of $500.00 or the Participant's available vested Account balances. The amount withdrawn may not exceed the actual expenses incurred or to be incurred by the Participant because of his hardship, plus (simultaneously with the withdrawal) the reasonably estimated amount of taxes and penalties he must pay on the withdrawal. The Participant may withdraw from his Accounts in the following order: (1) After-Tax Account, (2) Pre-1987 Vested Account from Transferor Plan, (3) Rollover Contribution Account, (4) vested Matching Account, (5) vested Profit Sharing Account, (6) unmatched portion of Before-Tax Account, and (7) matched portion of Before-Tax Account, to the extent the Participant has such Accounts, provided that the Participant may not withdraw any earnings allocated to his Before-Tax Account after 1988. He may not withdraw any of his Safe-Harbor Contributions Account balance regardless of the date when allocated.

      (c)  Immediate and Heavy Financial Need.  The Participant may make a
           ----------------------------------
           hardship withdrawal only if he incurs a hardship which creates an immediate and heavy financial need which he cannot meet without the withdrawal. A hardship withdrawal must be necessitated by either:

           (1) Medical expenses incurred by, or medical care to be obtained for, the Participant, his Spouse or dependents,

           (2)  Purchase of the Participant's principal residence,

           (3) Tuition payments, room and board expenses and related educational fees for the next 12 months of post-secondary education (including trade school) for the Participant, his Spouse or dependents, or

           (4) Threatened imminent eviction from, or foreclosure of the mortgage on, the Participant's principal residence.

      (d)  No Other Available Resources.  The Participant may make a hardship
           ----------------------------
           withdrawal only to the extent that he cannot meet his hardship from other reasonably available financial resources.

           (1)  Loans. He must have first obtained all other available
                -----
                distributions and nontaxable loans under all his Employer's plans, if any.

           (2)  Suspension.  After the Participant receives his hardship
                ----------
                withdrawal, the Plan Administrator will suspend his Before-Tax Contributions to this Plan and to any other plan maintained by any Employer for a period of 12 months.

           (3)  $7,000 (Indexed) Limit.  The Participant's $7,000 (indexed)
                ----------------------
                annual limit on his Before-Tax Contributions described in
                Section 7.1 for the calendar year following the year in which he received his hardship withdrawal, will be reduced by the amount of the Before-Tax Contributions he made during the year in which he received his hardship withdrawal, with the effect that the $7,000 (indexed) dollar limit in effect for the second calendar year will apply to the two years as if they were a single year.

      (e)  Nondiscrimination.  The determination of the existence of the
           -----------------
           Participant's immediate and heavy financial need and the necessity of the withdrawal to meet the need, will be made by the Plan Administrator in a uniform and nondiscriminatory manner.

      (f)  Reliance on Participant's Representations.  The Plan Administrator
           -----------------------------------------
           will in good faith rely on the representations made by the Participant in his application for the hardship withdrawal and will not be held accountable for any misrepresentation of which it did not have actual knowledge.

                                   ARTICLE VI

                            Post-Employment Payments
                            ------------------------

6.1   Payment Events.  The Participant who has a payment event described in this
      --------------
      Section may elect to receive or begin receiving payment of his Account balances under Section 6.2 as of any Valuation Date on or after his Termination Date, but not later than the Valuation Date on or next following the date he reaches age 65. Rules governing payment to the beneficiary of the deceased Participant are set forth in Subsection (d). Rules governing the amount, form and timing of payments are set forth in
      Section 6.2.

      (a)  Retirement.  The Participant's Normal Retirement Age is his 65th
           ----------
           birthday, regardless of the number of his Years of Service. He will become fully vested in his Matching Account and Profit Sharing Account balances on that date, if not earlier under Subsection 3.2
           (d). He may receive his vested Account balances as of any Valuation Date on or after the later of his Termination Date or 65th birthday. The Participant who continues Employment after Normal Retirement Age will continue to be eligible to participate in the Plan on the same basis until he retires; provided that he must begin to make minimum annual inservice withdrawals under Section 5.5 on his Required Beginning Date.

      (b)  Termination of Employment Before Age 65.  The Participant who
           ---------------------------------------
           terminates Employment before age 65, and has aggregate Account balances greater than $3,500, may receive his vested Account balances as of any Valuation Date on or after his Termination Date, but not later than age 65.

      (c)  Disability.  The Participant who incurs a Disability will become
           ----------
           fully vested in his Matching Account and Profit Sharing Account regardless of his age and Years of Service. He may receive his vested Account balances as of any Valuation Date on or after his Termination Date, but not later than age 65.

      (d)  Death.  In the event of the Participant's death while he has a
           -----
           balance in his Accounts, his Account balances will become fully vested and will be immediately payable to his surviving Spouse, or if there is no surviving Spouse or if the Participant had properly designated a non-Spouse beneficiary with the Spouse's written consent under Section 6.3, then to his beneficiary.

6.2   Amount, Form and Timing of Payment.  Each payment of a Participant's
      ----------------------------------
      aggregate Account balances will be subject to the following rules and any other rules adopted by the Plan Administrator from time to time and uniformly applied:

      (a)  Application for and Timing of Payment.  The Participant or
           -------------------------------------
           beneficiary must apply for payment by completing a form provided by the Plan Administrator (which will include an election regarding income tax withholding and an election regarding direct rollovers), and by filing the properly completed form with the Plan Administrator no later than the deadline established by the Plan Administrator and uniformly applied.

           The Plan Administrator will direct the Trustee or other payor to issue the payment as of the Valuation Date following the date when it receives the properly completed form; provided that if the Plan Administrator does not receive the properly completed form by the quarterly deadline, it will direct payment to be made as of the Valuation Date for the following calendar quarter.

      (b)  Right to Defer Payment.  Regardless of the reason for his
           ----------------------
           termination, the Participant whose aggregate Account balances exceed $3,500 and who terminates Employment before age 65 may leave his aggregate Account balances in the Plan until he reaches that age. As of any Valuation Date after his Termination Date, he may elect to receive payment. No Beneficiary may defer payment.

      (c)  Amount of Payment.  The Participant or beneficiary will receive the
           -----------------
           amount of the Account balances determined as of the Valuation Date last preceding the payment date, plus any Before-Tax Contributions made since that date, and minus any inservice withdrawals made under
           Article V since that date.

      (d)  Form of Payment.  Each Participant or beneficiary will receive
           ---------------
           payment of the aggregate Account balances in a lump-sum payment; provided, however, that all optional forms of distribution which were available with respect to funds from Transferor Plan shall continue to be available with respect to those funds.

      (e)  Medium of Payment.  The Participant or beneficiary may elect to
           -----------------
           receive the Account balances either entirely in cash, or cash for any Account balances invested in the funds other than Company Stock, and shares of Company Stock for any Account balances invested in Company Stock, provided that any fractional shares will be paid in cash.

      (f)  Withdrawal Fee.  The recordkeeper will deduct from the amount of each
           --------------
           lump sum payment a processing fee in an amount determined from time to time by the recordkeeper and the Plan Administrator and timely communicated to Participants. The recordkeeper will reflect the deduction on the statement that it issues with the payment.

      (g)  Direct Rollover.  The retired or terminated vested Participant who
           ---------------
           receives a payment before his Required Beginning Date may instruct the Plan Administrator to roll over all or part of his payment to another qualified retirement plan or to an individual retirement account (IRA). The Participant must timely provide in writing all information required to effect the rollover. A surviving Spouse who receives a payment before the Spouse's Required Beginning Date may instruct the Plan Administrator to roll over all or part of the payment to an IRA, and must timely provide in writing all information required to effect the rollover. The Plan Administrator will provide timely notice of the right to make a direct rollover. The non-Spouse beneficiary may not make a direct rollover.

      (h)  Constructive Cash-Out.  Regardless of the amount of his Account
           ---------------------
           balance(s), each nonvested Participant will be considered to have received a constructive cash-out of his Matching Account and Profit Sharing Account balances as of his Termination Date. In the event such Participant resumes Employment before he incurs a Five-Year Break, he will be considered to have repaid his constructive cash-out as of the date he resumes Employment.

      (i)  Latest Payment Date.  Unless the Participant or beneficiary elects
           -------------------
           later payment under Subsection 6.2(b), the Plan will pay each Participant's aggregate Account balances no later than the 60th day after the end of the Plan Year in which occurs the latest of the date when: (1) he reaches Normal Retirement Age, (2) the tenth anniversary of the date he began participating in the Plan, or (3) his Termination Date; provided that the Trustee will make payment no later than the Required Beginning Date.

      (j)  Compliance with Code Section 401(a)(9).  The intent of this Section
           --------------------------------------
           is that the payment date for each Participant and beneficiary will be within the limitations permitted under Code Section 401(a)(9). If there is any discrepancy between this Section and Code Section 401(a)(9), that Code Section will prevail.

6.3   Designation of Beneficiaries
      ----------------------------

      (a)  Procedure.  Each Participant, with the written consent of his Spouse
           ---------
           (if any), may designate one or more beneficiary(s) to receive any balance in his Accounts which may be payable in the event of his death. The Participant may change his designation from time to time by filing the proper form with the Plan Administrator, and each change will revoke all his prior designations. To be effective, each designation or revocation must be made in writing on a form provided by the Plan Administrator and must be signed and filed with the Plan Administrator before the Participant's death. The Participant may name one or more primary beneficiaries and one or more contingent beneficiaries. If upon the Participant's death his Spouse has not consented to his beneficiary designation or if no designated beneficiary survives him, the Plan Administrator will direct the payment of his benefits to his surviving Spouse if any, or if none then to his surviving lineal descendants per stirpes, or if none then to the Participant's surviving parent(s), or if none then to the Participant's surviving siblings per stirpes, or if none then to the Participant's estate.

      (b)  Waiver of Spouse's Rights.  Each married Participant may elect to
           -------------------------
           have all or any part of his Account balances that would otherwise be payable to his surviving Spouse in the event of his death, payable instead to one or more beneficiary(s) designated under Subsection
           (a). Each election must be in writing and (1) must be signed by the Participant and his Spouse; (2) the Spouse's consent must acknowledge the effect of the election; (3) the Spouse's consent must either specifically approve each named beneficiary and the elected form of payment, or must permit the Participant to name any beneficiary and elect any form of payment without further Spousal consent; and (4) the Spouse's consent must be witnessed by a notary public. Spousal consent will not be required if the Participant provides the Plan Administrator with a decree of abandonment or legal separation, or with satisfactory evidence that he cannot obtain consent because he has been unable to locate his Spouse after reasonable effort. If the Spouse is legally incompetent, the Spouse's court-appointed guardian may give consent, even if the guardian is the Participant.

      (c)  Judicial Determination.  In the event the Plan Administrator does not
           ----------------------
           direct a payment as specified in Subsection (a) or (b), it may have a court of applicable jurisdiction determine to whom payment should be made, in which event all expenses incurred in obtaining the determination may be charged against the payee.

6.4   Payment to the Participant's Representative.  If the Participant is
      -------------------------------------------
      incompetent to handle his affairs at the time when his Account balances become payable, or has disappeared, the Plan Administrator will make payment to his court-appointed personal representative, or if none is appointed the Plan Administrator may in its discretion make payment to his next-of-kin; provided that the Plan Administrator may request a court of competent jurisdiction to determine the payee, in which event all expenses incurred in obtaining the determination may be charged against the payee.

6.5   Unclaimed Benefits.  In the event the Plan Administrator cannot locate,
      ------------------
      with reasonable effort and after a period of five years, any person entitled to receive the Participant's Account balances, his balances will be forfeited but will be reinstated, to the extent required by applicable law, in the event he subsequently makes a claim for benefits.

                                  ARTICLE VII

                           Limitations on Allocations
                           --------------------------

7.1   Excess Dollar Deferrals.  The Plan will limit each Participant's Before-
      -----------------------
      Tax Contributions for each calendar year to $7,000, as indexed under Code
      Section 402(g) beginning in 1988. Any amount which the Participant contributes in excess of the dollar limit in effect for each year will be an Excess Dollar Deferral. In the event any Participant makes Excess Dollar Deferrals for any calendar year, the excess amount will be distributed under the following rules.

      (a)  Time of Refund.  If the Participant made his Excess Dollar Deferral
           --------------
           solely to this Plan, the Plan Administrator will refund the excess amount and attributable earnings as soon as practicable after it discovers the excess. If the Participant made his Excess Dollar Deferral in whole or part to another qualified plan or individual retirement account but wishes to withdraw his Before-Tax Contributions from this Plan, he must submit to the Plan Administrator no later than March 1 a written statement that he made Excess Dollar Deferrals for the previous calendar year and a request that a specified amount of the excess be refunded from this Plan. In no event will the Plan Administrator refund Excess Dollar Deferrals or attributable income later than April 15 following the calendar year in which the excess was contributed. In the event any Excess Dollar Deferral is not refunded by April 15 of the calendar year following the calendar year in which it was contributed, it will remain in the Participant's Before-Tax Account until a withdrawal or payment event occurs under Article V or Article VI. The Plan Administrator will not refund any Excess Dollar Deferral until the Participant has actually contributed the excess amount to the Plan.

      (b)  Reporting Form.  When the Plan Administrator refunds the Excess
           --------------
           Dollar Deferral, it will designate the refund as an Excess Dollar Deferral on the appropriate form published by the Internal Revenue Service so that the Participant can designate the refund as an Excess Dollar Deferral on his income tax return.

      (c)  Order of Refunds.  The Plan will refund Excess Dollar Deferrals
           ----------------
           before it refunds any Before-Tax Contributions under Section 7.2 to avoid failing the ADP Test.

      (d)  Inclusion in ADP Test.  Excess Dollar Deferrals made by HCEs will be
           ---------------------
           included in the ADP Test under Section 7.2 for the Plan Year in which they were made, whether or not they are refunded in the same or next following Plan Year; provided that Excess Dollar Deferrals which are also Excess Annual Additions and which are refunded under Subsection 7.3(b) as such, will not be included in the ADP Test. Excess Dollar Deferrals timely refunded to NCEs will not be included in the ADP Test.

      (e)  Inclusion in Annual Addition.  Excess Dollar Deferrals made by HCEs
           ----------------------------
           and by NCEs which are refunded in the same Plan Year or by April 15 of the next following Plan Year will not be included in their Annual Additions under Section 7.3. Excess Dollar Deferrals which are also Excess Annual Additions and which are refunded under Subsection 7.3(b) as such, will not be included in the Participant's Annual Addition.

      (f)  Determination of Earnings.  The Plan Administrator will use the
           -------------------------
           Plan's normal method of calculating earnings to determine the amount of earnings attributable to each Participant's Excess Dollar Deferrals.

7.2   Nondiscrimination Tests.  Notwithstanding any other provision of the Plan,
      -----------------------
      the Plan Administrator will limit or refund Before-Tax Contributions for HCEs in any Plan Year to the extent necessary to meet the ADP Test, and will limit Matching Contributions for HCEs in any Plan Year to the extent necessary to meet the ACP Test. Alternatively, the Plan Administrator may direct the Employers to make the Safe Harbor Contributions described in Subsection 3.2(c).

      (a)  ADP Test.  The Plan Administrator will conduct the ADP Test for each
           --------
           Plan Year to determine whether the Average Deferral Percentage (ADP) for the HCE Group and the ADP for the NCE Group for each Plan Year are within the maximum disparity permitted under Subsection (a)(3). The Plan Administrator will use the following steps to conduct the ADP Test:

           (1)  Actual Deferral Ratio (ADR).  The Plan Administrator will
                ---------------------------
                determine the ratio of the sum of each Participant's Before-Tax Contributions and any Safe Harbor Contributions, to his Compensation.

           (2)  Average Deferral Percentage (ADP).  The ADP for the HCE Group
                ---------------------------------
                will be the average of their individual ADRs, calculated separately for each Employee in the HCE Group. The ADP for the NCE Group is the average of their individual ADRs, calculated separately for each Employee in the NCE Group.

           (3)  Maximum Disparity.  In no Plan Year will the ADP of the HCE
                -----------------
                Group exceed the greater of:

                (A)  the ADP of the NCE Group multiplied by 1.25; or

                (B) the lesser of the ADP of the NCE Group plus 2 percentage points, or the ADP of the NCE Group multiplied by 2.

      (b)  ACP Test.  The Plan Administrator will conduct the ACP Test  to
           --------
           determine whether the Actual Contribution Percentage (ACP) for the HCE Group and the ACP for the NCE Group for each Plan Year are within the maximum disparity permitted under Subsection (b)(3). The Plan Administrator will use the following steps to conduct the ACP Test:

           (1)  Actual Contribution Ratio (ACR).  The Plan Administrator will
                -------------------------------
                determine the ratio of the sum of each Participant's total allocation of Matching Contributions and any Safe Harbor Contributions, to his Compensation.

           (2)  Average Contribution Percentage (ACP).  The ACP for the HCE
                -------------------------------------
                Group will be the average of their individual ACRs, calculated separately for each Employee in the HCE Group. The ACP for the NCE Group will be the average of their individual ACRs, calculated separately for each Employee in the NCE Group.

           (3)  Maximum Disparity.  In no Plan Year will the ACP of the HCE
                -----------------
                Group in either the Savings Plan or the ESOP exceed the greater of:

                (A)  the ACP of the NCE Group multiplied by 1.25; or

                (B) the lesser of the ACP of the NCE Group plus 2 percentage points, or the ACP of the NCE Group multiplied by 2.

      (c)  Multiple Use.  The Plan Administrator will determine for each Plan
           ------------
           Year whether to use the 2-point-spread-2-times multiplier in the ADP Test or in the ACP Test, and will use the 1.25-multiplier in the remaining test for that Plan Year; provided that in any Plan Year the Plan Administrator either may reclassify ADP amounts as ACP amounts for testing purposes only, or may use the multiple-use test described in Subsection (d).

      (d)  Multiple-Use Test.  The combined limit for the HCE Group may not
           -----------------
           exceed an amount equal to the sum of (1) the larger of the ADP or ACP of the NCE Group multiplied by the 2-point-spread-2-times multiplier, plus (2) the smaller of the ADP or ACP of the NCE Group multiplied by the 1.25 multiplier.

      (e)  Correction of Excess ADP Contributions and Excess ACP Contributions.
           -------------------------------------------------------------------
           The Plan Administrator will correct any Excess ADP Contribution and Excess ACP Contribution, under the following rules.

           (1)  Correction before Excess Contributions are Made.  In the event
                -----------------------------------------------
                the Plan Administrator determines, before Excess ADP Contributions and/or Excess ACP Contributions are made, that the Plan will fail to meet either the ADP Test or the ACP Test or both tests for that Plan Year, then it will either make the Safe Harbor Contribution described in Subsection 3.2(c) or limit the Before-Tax Contributions and/or Matching Contributions for the HCE Group by such amount and beginning as of such pay period as it considers necessary to prevent failing the ADP Test and/or ACP Test.

           (2)  Correction after Excess Contributions are Made.  In the event
                ----------------------------------------------
                the Plan Administrator determines, after the Plan has already received Excess ADP Contributions and/or Excess ACP Contributions, that the Plan will fail to meet either the ADP Test or the ACP Test or both Tests for that Plan Year, then it either will make the Safe Harbor Contribution described in Subsection 3.2(c) or will refund the excess amounts and attributable earnings as necessary to meet the ADP Test and/or ACP Test. The amount actually refunded will be reduced to the extent that the amount of the excess has already been reduced by the refund of any Before-Tax Contributions in excess of $7,000 (indexed) under Section 7.1. The Plan Administrator will refund excess amounts and attributable earnings to the affected HCEs no later than the end of the Plan Year following the Plan Year for which the excess amount was contributed, and if practicable by March 15 of that Plan Year.

                (A)  Excess ADP Contributions. The Plan Administrator will
                     ------------------------
                     refund Excess ADP Contributions to HCEs in the order of their Actual Deferral

                     Ratios (ADRs), beginning with the highest ADR and continuing the refund, if necessary, until all HCEs have the same ADR, and then reducing those ADRs equally (the leveling method).

                (B)  Excess ACP Contributions.  The Plan Administrator will
                     ------------------------
                     forfeit nonvested Excess ACP Contributions of HCEs. The Plan Administrator will refund Excess ACP Contributions to HCEs in the order of their Actual Contribution Ratios
                     (ACRs), beginning with the highest ACR and continuing the refunds, if necessary, until all HCEs have the same ACR, and then reducing those ACRs equally.

           (3)  Determination of Earnings Attributable to the  Excess.  The Plan
                ---------------------------------------------- ------
                Administrator will use the Plan's normal method of calculating earnings to determine the amount of earnings attributable to each Participant's allocation of Excess ADP Contributions and/or Excess ACP Contributions.

      (f)  Family Aggregation Rules.
           ------------------------

           (1)  Contributions Used in the ADP Test.
                ----------------------------------

                (A)  ADP Test.  For purposes of the ADP Test, the Plan
                     --------
                     Administrator will aggregate the Compensation and Contributions used in the ADP Test of all Employees in any Family Unit as if the Family Unit were a single HCE Participant and the aggregate Actual Deferral Ratio (ADR) of all members of the Family Unit were the ADR of a single HCE Participant.

                (B)  Correcting Excess ADP Contributions for the Family Unit.
                     -------------------------------------------------------
                     The Plan Administrator will correct any Excess ADP Contributions by the following method.

                     (i)  Leveling Method.  The Plan Administrator will reduce
                          ---------------
                          the Family Unit ADR by treating it as the ADR of an HCE Participant and by reducing the ADR of all HCE Participants, beginning with the highest ADR and continuing the reduction, if necessary, until all HCEs have the same ADR, and then reducing those ADRs equally. The Plan Administrator will then determine the dollar amount of the Excess ADP Contribution.

                     (ii) Allocation of Excess.  The Plan Administrator will
                          --------------------
                          allocate the Excess ADP Contribution for the Family Unit among the members in proportion to their Contributions used in the ADP Test for the Plan Year, i.e., by multiplying the amount of the excess by the ratio of each individual member's Contribution used in the ADP Test to the total Contributions of all members used in the ADP Test.

           (2)  Contributions Used in the ACP Test.
                ----------------------------------

                (A)  ACP Test.  For purposes of the ACP Test, the Plan
                     --------
                     Administrator will aggregate the Compensation and Contributions used in the ACP Test of all Employees in any Family Unit as if the Family Unit were a single HCE Participant and the aggregate Actual Contribution Ratio
                     (ACR) of all members of the Family Unit were the ACR of a single HCE Participant.

                (B)  Correcting Excess ACP Contributions.  The Plan
                     -----------------------------------
                     Administrator will correct any Excess ACP Contributions of a Family Unit in the same manner as it corrects Excess ADP Contributions, described above in Subsection (f)(1)(B), except that the term Actual Contribution Ratio (ACR) will be substituted for the term Actual Deferral Ratio (ADR) each place it appears.

      (g)  Excess Annual Addition.  Any Before-Tax Contribution or Employer
           ----------------------
           Contribution which is an Excess Annual Addition and which is distributed under Subsection 7.3(b)(1) will not be included in the ADP Test or ACP Test, as applicable.

7.3   Code Section 415 Limitation.  In no event will the Maximum Annual Addition
      ---------------------------
      for any Participant exceed the Code Section 415 Limit described in this Section for any Plan Year after 1986.

      (a)  Applicable Definitions.  For purposes of this Section, the following
           ----------------------
           terms will have the meanings set forth below.

           (1)  Annual Addition.  Each Participant's Annual Addition will
                ---------------
                include the sum of Before-Tax Contributions and Employer Contributions allocable to him for the Limitation Year, including (A) Excess Dollar Deferrals that are not timely refunded under Section 7.1, and (B) Excess ADP Contributions and Excess ACP Contributions, whether or not timely distributed under Section 7.2; provided that any Contributions which are distributed as Excess Annual Additions under Subsection 7.3(b)(1) will not be included in the Participant's Annual Addition.

           (2)  Compensation.
                ------------

                (i) Notwithstanding anything herein to the contrary, "Section 415 Compensation" shall include wages, salaries, fees for
                                        -------
                professional services, amounts received (without regard to whether or not an amount is paid in cash) for personal services actually rendered in the course of employment with the Employer to the extent that the amounts are includible in gross income (including, but not limited to, commissions paid salesmen, compensation for service on the basis of a percentage of profits, commissions on insurance premiums, tips, bonuses, fringe benefits, and reimbursements or other expense allowances under a non-accountable plan (as described in Section 1.62-2(c) of the Treasury regulations), amounts described in Code Sections 104(a)(3), 105(a)
                and 105(h) to the extent such amounts are included in the gross income of the Employee, IRC Section 911 earned income, if any, moving expenses paid or reimbursed by the Employer to the extent not deductible by the Employee under Section 217 of the Code, the value of non-qualified stock options to the extent includible in gross income for the taxable year in which granted, and the value of property transferred, in accordance with Code Section 83(b), in connection with the performance of services which an Employee elects to include in gross income.

                (ii) "Section 415 Compensation" shall exclude amounts
                                                      -------
                contributed to a deferred compensation plan which are not includible in the Employee's gross income for the taxable year in which contributed, contributions to a simplified employee pension plan to the extent deductible, any distribution from a deferred compensation plan, amounts realized from the exercise of a non-qualified stock option or when restricted stock or property held by the Employee becomes freely transferable, amounts realized from disposition of stock acquired under a qualified stock option, premiums for group term life insurance, or contributions toward the purchase of a qualified annuity contract. For Limitation Years beginning after December 31, 1988, "Section 415 Compensation" shall be limited to $200,000, as adjusted in the same manner permitted under Code Section 415(d).

           (3)  Controlled Group.  For purposes of this Section, all controlled
                ----------------
                group members which have at least 50 percent common ownership, within the meaning of Code Sections 414(b) and 415(h), will be considered to be a single employer.

           (4)  Excess Annual Addition.  Any Before-Tax Contribution and/or
                ----------------------
                Employer Contribution which exceeds the Participant's Maximum Annual Addition for the Limitation Year.

           (5)  Limitation Year.  The Plan Year.
                ---------------

           (6)  Maximum Annual Addition.  For each Participant during each
                -----------------------
                Limitation Year, an amount which does not exceed the lesser of
                (A) $30,000 (or 1/4 of the defined benefit plan dollar limitation in effect for the Limitation Year under Code Section 415(b)(1)(A) if greater or such other amount specified under that Code Section), or (B) 25 percent of his Compensation.

      (b)  Treatment of Excess Annual Additions.  In the event the Plan
           ------------------------------------
           Administrator determines that, as the result of a reasonable error in estimating a Participant's annual Compensation or in determining the amount of Before-Tax Contributions that he can make for the Plan Year under the $7,000 (indexed) limit described in Section 7.1, or under other circumstances that the Internal Revenue Service approves, the Annual Addition to any Participant's Accounts for any Plan Year would exceed his Maximum Annual Addition, the Plan Administrator will reduce his allocations to the extent necessary to equal his Maximum Annual Addition. The Plan Administrator will disregard the removed Excess Annual Additions for purposes of the $7,000 (indexed) limitation described in Section 7.1 and for purposes of the ADP Test and the ACP Test.

           The Plan Administrator will remove Excess Annual Additions from the Accounts by using the following procedures:

           (1) Any Before-Tax Contributions to the extent they would reduce the excess amount, will be returned to the Participant. Such amounts shall be disregarded for purposes of Code Section 402(g), the actual deferral percentage test of Code Section 401(k)(3), and the actual contribution percentage test of Code
                Section 401(m).

           (2) If an excess amount remains, and the Participant is covered by the Plan at the end of the Limitation Year, the excess amount in the Participant's account shall be used to reduce Employer Contributions (including any allocation of forfeitures) for such Participant in the next Limitation Year, and each succeeding Limitation Year if necessary. If the Participant is not covered by the Plan at the end of a Limitation Year, the excess amount shall be held unallocated in a suspense account. The suspense account shall be applied to reduce future Employer Contributions for all remaining Participants in the next Limitation Year, and each succeeding Limitation Year if necessary.

           (3) If a suspense account is in existence at any time during a Limitation Year pursuant to this Section, it will not participate in the allocation of the Trust's investment gains and losses. If a suspense account is in existence at any time during a particular Limitation Year, all amounts in the suspense account must be allocated and reallocated to Participants' accounts before any Employer or any Employee Contributions may be made to the Plan for that Limitation Year. Excess amounts may not be distributed to Participants or former Participants.

           (4) In the event the Plan is terminated, the Annual Addition Suspense Account shall be returned to the Employer to the extent it may not then be allocated to any Participant's Account.

      (c)  Combined Plan Limitation.  If an Employee is a Participant at any
           ------------------------
           time in both this Plan and any qualified defined benefit plan maintained by an Employer, and the sum of his Defined Benefit Fraction and his Defined Contribution Fraction exceeds 1.0, his benefit under the defined benefit plan will be reduced so that the sum of the fractions does not exceed 1.0.

           (1)  Defined Benefit Fraction.  The Participant's Defined Benefit
                ------------------------
                Fraction for any Plan Year is a fraction, the numerator of which is his projected annual benefit under the defined benefit plan determined as of the close of the Plan Year and the denominator of which is the lesser of:

                (A) 1.25 multiplied by $90,000 (as adjusted) and the product multiplied by the ratio of the Participant's years of Employment (not greater than 10) over 10; or

                (B) 1.4 multiplied by his average Compensation for the three consecutive calendar years when his Compensation was highest.

           (2)  Defined Contribution Fraction.  The Participant's Defined
                -----------------------------
                Contribution Fraction for any Plan Year is a fraction, the numerator of which is the sum of the Annual Additions to his Accounts for the Plan Year and all prior Plan Years during his Employment, and the denominator of which is the sum of the lesser of the following amounts for the Plan Year and all prior Plan Years during his Employment:

                (A)  1.25 multiplied by $30,000 (as adjusted);
                     or

                (B) 1.4 multiplied by 25 percent of his Compensation for the Plan Year.

                Alternatively, the Plan Administrator may authorize the use of any method permitted by Treasury Regulations from time to time to compute the Defined Contribution Fraction.

      (d)  Combining of Plans.  For purposes of applying the limitations
           ------------------
           described in this Section, all defined benefit plans maintained by an Employer (whether or not terminated) will be treated as one defined benefit plan, and all defined contribution plans maintained by an Employer (whether or not terminated) will be treated as one defined contribution plan.

      (e)  Controlled Group.  For purposes of this Section, all controlled group
           ----------------
           members under 50 percent common control by or with the Employer, within the meaning of Code Sections 414(b) and 415(h), will be considered to be a single Employer.

      (f)  Compliance With Code Section 415.  The intent of this Section is that
           --------------------------------
           the maximum benefit payable to each Participant will be exactly equal to the maximum amount permitted under Code Section 415. If there is any discrepancy between this Section and Code Section 415, then Code
           Section 415 will prevail.

7.4   Top-Heavy Rules.
      ---------------

      (a)  Definitions.  As used in this Section, the following words and
           -----------
           phrases and any derivatives thereof will have the following meanings:

           (1)  Aggregation Group.
                ------------------

                (A)  Required Aggregation Group.  Each of the following
                     --------------------------
                     qualified plans of the Controlled Group is required to be aggregated for purposes of determining top-heavy status:
                     (i) each plan in which a Key Employee is a participant, and
                     (ii) each other plan which enables any plan with Key Employee participants to meet the requirements of Code
                     Section 401(a)(4) or 410.

                (B)  Permissive Aggregation Group.  Qualified plans of the
                     ----------------------------
                     Controlled Group which are required to be aggregated, plus such plans which are not part of the Required Aggregation Group but which satisfy the requirements of Code Sections 401(a)(4) and 410 when considered together with the Required Aggregation Group.

           (2)  Cumulative Account Balances.  For purposes of this Section, the
                ---------------------------
                Cumulative Account Balance of each Participant as of any Determination Date will include his:

                (A) Employer Contribution Account balance as of the most recent Valuation Date, adjusted by allocations of his proportionate share of Employer Contributions actually made and allocations of investment gains or losses made or due to be made under Section 4.1 as of the Determination Date.

                (B) Before-Tax Account balances as of the most recent Valuation Date, adjusted by allocations of investment gains or losses made or due to be made under Section 4.1 as of the Determination Date.

                (C) Distributions made to the Participant or to his Spouse or beneficiary within the Plan Year that includes the Determination Date and the four preceding Plan Years, excluding distributions rolled over to Related Plans.

                Account balance(s) of any former Employee who has not performed any service for any Employer during the five-year period ending on the Determination Date will not be considered.

           (3)  Determination Date.  For each Plan Year, the last day of the
                ------------------
                preceding Plan Year.

           (4)  Key Employee.  Any Employee or former Employee who is, or at any
                ------------
                time during the Plan Year in which occurs the Determination Date or any of the four preceding Plan Years has been either:

                (A) One of the 10 highest-paid owners of any Employer or Controlled Group member, who both (i) owns more than a 1/2 percent interest in value of the Employer or Controlled Group Member, and (ii) earns more than $30,000 Compensation as indexed under Code Section 415(d).

                (B) A 5-percent owner of an Employer or Controlled Group member.

                (C) A 1-percent owner of an Employer or Controlled Group member having Compensation of more than $150,000.

                (D) An officer (a high-level policy-making executive) who receives more than $45,000 Compensation as indexed under Code Section 415(d), provided that the maximum number of officers will be the lesser of (i)

                     50, or (ii) the greater of 3, or 10 percent of the total number of Controlled Group employees.

           (5)  Non-Key Employee.  Any Employee or former Employee who is not a
                ----------------
                Key Employee.

           (6)  Related Plans.  Qualified plans maintained by the Employer or a
                -------------
                Controlled Group employer.

      (b)  Determination of Top-Heavy Status.  The Plan will be top-heavy for
           ---------------------------------
           any Plan Year if, as of the Determination Date:

           (1)  60 Percent Rule.  The sum of the Cumulative Account Balances of
                ---------------
                Participants who are Key Employees, exceeds 60 percent of the sum of the Cumulative Account Balances of all Participants; or

           (2)  Top-Heavy Group Rule.  The Plan is part of a Required
                --------------------
                Aggregation Group in which more than 60 percent of the sum of
                (A) aggregated Cumulative Account Balances, and (B) present values of accrued benefits under defined benefit plans, have been accumulated in favor of Key Employees; provided that the Plan will not be considered a top-heavy plan with respect to any Plan Year in which the Plan is part of a Required or Permissive Aggregation Group that is not top-heavy.

      (c)  Plan Operation During Top-Heavy Status.  Notwithstanding any other
           --------------------------------------
           provision of the Plan, the following provisions will apply to Participants for any Plan Year in which the Plan is top-heavy.

           (1)  Minimum Benefit or Allocation.  Each Participant who is a Non-
                -----------------------------
                Key Employee in a top-heavy Plan Year and who also participates in a defined benefit plan maintained by a Controlled Group employer, will receive the minimum benefit under the defined benefit plan required under Code Section 416(c)(1). Each Non-Key Employee Participant who does not participate in a defined benefit plan, and who has not terminated Employment as of the last day of the Plan Year, will receive an allocation of Employer Contributions in an amount not less than the lesser of
                (A) 3 percent of his Compensation, whether or not he has made any Employee Contributions for the Plan Year, and regardless of his level of Compensation for the Plan Year, or (B) the percentage contributed for the HCE who receives the greatest percentage for the Plan Year.

           (3)  Effect on Aggregate Defined Benefit and Defined Contribution
                ------------------------------------------------------------
                Limits.  For the purpose of calculating the denominators of the
                ------
                Defined Benefit Fraction and Defined Contribution Fraction under
                Section 7.3, 1.0 will be substituted for l.25 each place it appears; provided that such substitution will not be required if:

                (A) the Cumulative Account Balances for Key Employees does not exceed 90 percent of the Cumulative Account Balances for all Employees, and

                (B) the minimum top-heavy benefit is provided to the Participant under a defined benefit plan maintained by a Controlled Group employer;

                and provided further that such substitution will be suspended for any Employee or former Employee so long as he receives no allocations under this Plan or any other qualified plan maintained by a Controlled Group employer.

                                  ARTICLE VIII

                       Amendment, Termination and Merger
                       ---------------------------------

8.1   Amendment.
      ---------

      (a)  Procedure.  The Employer will have the right to amend the Plan from
           ---------
           time to time. The Plan Administrator will determine that an amendment is appropriate, and will determine whether the amendment may significantly alter the Plan's contribution requirements or expense provisions. The Plan Administrator or its agent will draft the amendment. Each amendment must be approved by a majority of the Plan Administrator members then in office. The Employer's President, or officer designated by the President, will adopt each amendment by placing his signature thereon. If the amendment may significantly alter the Plan's contribution requirements or expense provisions, the Board of Directors must approve it by resolution. Within 30 days after the date when the amendment is adopted, the Plan Administrator will provide a copy to each Employer.

      (b)  Prohibited Amendments.  No amendment will be permitted which would
           ---------------------
           have the effect of any of the following:

           (1)  Exclusive Benefit.  No amendment will permit any part of the
                -----------------
                Trust Fund to be used for purposes other than the exclusive benefit of Participants.

           (2)  Nonreversion.  No amendment will cause any portion of the Trust
                ------------
                Fund to revert to any Employer, except such amount as may remain after termination of the Plan and satisfaction of all liabilities.

           (3)  No Cutback.  No amendment will eliminate any optional form of
                ----------
                benefit with respect to Account balances accrued before the amendment.

      (c)  Election of Pre-Amendment Vesting Schedule.  In the event the Plan is
           ------------------------------------------
           amended to change or modify the vesting schedule, a Participant with at least three (3) Years of Credited Service as of the expiration of the election period described below, may elect to be subject to the pre-amendment vesting schedule. If a Participant fails to make such an election, then such Participant shall be subject to the new vesting schedule. The election of the pre-amendment vesting schedule shall be made by giving written notice to the Plan Administrator during the election period. The election period shall begin on the date such amendment is adopted and shall end no earlier than the latest of the following dates:

           (1) The date which is sixty (60) days after the date the amendment is adopted;

           (2) The date which is sixty (60) days after the date the Plan amendment becomes effective; or

           (3) The date which is sixty (60) days after the date the Participant is issued written notice of the amendment by the Employer or Administrator.

      Such election shall be made only by an individual who is a Participant at the time such election is made and such election shall be irrevocable. Such amendment shall not reduce the Vested percentage of a Participant's Accrued Benefit as of the later of the date on which such amendment is adopted or the effective date of such amendment.

8.2   Termination of the Plan.
      -----------------------

      (a)  Right to Terminate.  The Employer expects this Plan to be continued
           ------------------
           indefinitely but necessarily reserves the right to terminate the Plan and all contributions at any time, subject to approval by the Board. Each Employer reserves the right to terminate its participation in the Plan at any time by appropriate action of its board of directors.

      (b)  Full Vesting.  In the event of termination or partial termination,
           ------------
           the Account balances of each affected Participant, to the extent funded, will become fully vested as of the termination date. For purposes of accelerated vesting, affected Participants will include only those who are in active Employment as of the Plan termination date. All nonvested Participants who terminated Employment before the Plan termination date will be considered to have received constructive cash-outs of their entire Account balances under Subsection 6.2(g).

      (c)  Provision for Benefits Upon Plan Termination.  In the event of
           --------------------------------------------
           termination, the Plan Administrator may in its discretion act as follows:

           (1)  Maintain the Trust.  The Plan Administrator may continue the
                ------------------
                Trust for so long as it considers advisable and so long as permitted by law, either through the existing trust agreement(s), or through successor funding media.

           (2)  Terminate the Trust.  The Plan Administrator may terminate the
                -------------------
                Trust, pay all expenses, and direct the payment of the benefits, either in the form of lump-sum distributions, installment payments, transfer to another qualified plan, or any other form selected by the Plan Administrator, to the extent not prohibited by law.

  (d) Surplus Reversion.  Any assets that remain after all benefits under the
      -----------------
      Plan have been allocated will be returned to the affected Employer(s), to the extent permitted by applicable law.

8.3   Plan Merger.  In the event of any merger or consolidation of the Plan with
      -----------
      any other plan, or the transfer of assets or liabilities by the Plan to another plan, each Participant will be entitled to receive a benefit immediately after the merger, consolidation or transfer, if the Plan then terminated, which is equal to or greater than the benefit he would have been entitled to receive immediately before the merger, consolidation, or transfer if the Plan had then terminated.

                                  ARTICLE IX
                                  ----------

                  ADOPTION OF PLAN BY PARTICIPATING EMPLOYERS
                  -------------------------------------------

9.1   Right of Participating Employers to Participate.
      -----------------------------------------------

      (a) A corporation, partnership or proprietorship (hereinafter referred to as a "Participating Employer"), may adopt and participate in the Plan if the Plan Administrator approves such adoption and participation.

      (b) Adoption of the Plan by a Participating Employer shall be evidenced by written action of the Participating Employer either in the form of a written resolution of such Board or a separate agreement executed by a duly authorized officer of such Participating Employer (or in the case of a partnership or proprietorship written authorization of a general partner or the proprietor) wherein it is agreed that the Participating Employer adopts the Plan and agrees to be bound by all the terms and provisions of the Plan. In addition, such Participating Employer shall give written notice of such adoption to the Administrator of the Plan.

      (c) Approval of the adoption of the Plan by a Participating Employer shall be evidenced by written action of the Administrator and Named Fiduciary wherein they approve adoption of the Plan by the Participating Employer.

9.2   Participant Accounts.  A Participant who is employed or has been employed
      --------------------
      by Employer and/or Participating Employer shall have a separate Employer Contribution Account for Employer and each Participating Employer to which shall be allocated contributions and forfeitures from Employer and each Participating Employer together with earnings and losses thereon.

9.3   Administrative Powers of Plan Administrator.  The administrative powers
      -------------------------------------------
      and control of the Administrator shall not be diminished under the Plan by reason of the participation of any Participating Employer in the Plan and such administrative powers and controls specifically granted herein to the Administrator shall apply only to the Administrator. The right to amend the Plan shall apply only to the Named Fiduciary.

9.4   Creation of Trust.  A Participating Employer shall be required to appoint
      -----------------
      the Trustee which has been appointed by the Named Fiduciary to serve as Trustee of any funds contributed for its Employees and shall authorize the Named Fiduciary to appoint such successor or co-Trustees as it deems necessary and advisable. A Participating Employer shall also be required to make contributions on behalf of its Employees to such Trustee to hold, invest and maintain pursuant to the terms and provisions of the Trust Agreement entered into between the Trustee and Employer.

9.5   Transfer of Employment.
      ----------------------

      (a) For purposes of determining a Year of Credited Service, a Break in Service and an Hour of Service, the transfer of a Participant between Employer and any Participating Employer shall not be deemed a termination of employment.

      (b) For purposes of determining participation in the Plan, all service with Employer and with each Participating Employer shall be taken into account.

      (c) For purposes of determining an Employee's Years of Credited Service under the Plan, all Years of Credited Service with Employer and each Participating Employer shall be taken into account.

9.6   Withdrawal of Participating Employers.
      -------------------------------------

      (a) A Participating Employer may withdraw from the Plan by giving written notice of such withdrawal to the Administrator. Such notice shall contain: (1) the effective date of withdrawal; (2) a statement whether the withdrawal constitutes a termination of the Plan as to its Employees; and (3) the disposition to be made of assets held by the Trustee for the Employees of such Participating Employer.

      (b) Employer may require a Participating Employer to withdraw from the Plan by giving sixty (60) days written notice thereof to the Administrator and to the President of such Participating Employer (or in the case of a partnership or proprietorship to a general partner or the proprietor). Such notice shall contain: (1) the effective date of withdrawal, and (2) the date the Trustee will release assets held by it for the Employees of such Participating Employer. Upon receipt of such notice, the Participating Employer shall, within thirty (30) days thereafter, notify the Administrator, in writing,
           (1) whether it intends to create its own plan, intends to terminate the Plan for its Employees, or intends to adopt the plan of another company; and (2) the name and address of the trustee or other party who is to receive the assets held by the Trustee for the Employees of the Participating Employer.

      (c) Upon withdrawal of a Participating Employer from the Plan, either under subsection (a) or (b) hereinabove, the Administrator shall give written notification to the Trustee of such withdrawal and shall direct the Trustee to transfer and pay over the assets held by the Trustee for the Employees of the Participating Employer to a successor Trustee or another party or to the Employees. For purposes of this Section, if the Employees of the withdrawing Participating Employer cease participation in the Plan as a result of the withdrawal, the employment of such Employees shall be terminated. Distribution of the vested account balance of each such Employee shall be made in the same manner and at the same time as provided in
           Section 6.1(b). The non-vested account balance of each such Employee shall be forfeited in accordance with the provisions of Section 3.2(e).

      (d) If the Participating Employer, which is required to withdraw under subsection (b) hereinabove, does not cooperate or fully comply with the terms of subsection (b), then the Administrator may direct the Trustee to distribute to each Employee of the

           Participating Employer his Accrued Benefit in the same manner and at the same time as provided in Section 6.1(b). Upon such distribution, the duties, obligations and responsibilities of the Administrator and Trustee to the Employees of the Participating Employer shall terminate.

      (e) Upon withdrawal by such Participating Employer, all administration and control which the Employer and the Administrator had heretofore exercised with respect to such Participating Employer shall cease and all administration and controls shall be the responsibility of such withdrawing Participating Employer or the Administrator appointed by it. The Named Fiduciary and the Administrator shall be relieved of any further liability therefor.

9.7   Internal Revenue Service Approval of Plan for a Participating Employer.
      ----------------------------------------------------------------------
      Promptly upon becoming a Participating Employer, such Participating Employer may make initial application to the Internal Revenue Service for approval of the Plan as it pertains to such Participating Employer. In the event the Internal Revenue Service issues an adverse letter with respect to such application and determines that the Plan as it pertains to such Participating Employer fails to qualify under Section 401 of the Code, then the adoption of the Plan by the Participating Employer shall become null and void, ab initio. Upon a failure to obtain initial
                            -- ------
      qualification of the Plan, any contributions made by the Participating Employer to the Trustee shall be returned to the Participating Employer, to the extent allowed under Section 11.3. If application is not made to the Internal Revenue Service, then, at a minimum the Participating Employer shall notify the Internal Revenue Service that its Employees are participating in the Plan.

9.8   Joint Venture Restriction.  Neither the adoption of this Plan by a
      -------------------------
      Participating Employer nor the act performed by it in relation to this Plan shall ever create a joint venture or partnership between Employer and any Participating Employer.

9.9   Commingled Assets.  Notwithstanding anything to the contrary, it is the
      -----------------
      intention of the Employer and the Participating Employer that the Trust Fund shall be available to pay benefits to all of the employees who are participating in the Plan and their beneficiaries.

                                   ARTICLE X

                                 Administration
                                 --------------

10.1  Allocation of Fiduciary Responsibilities.  The Plan fiduciaries will have
      ----------------------------------------
      the powers and duties described below, and may delegate their duties to the extent permitted under ERISA Section 402.

      (a)  Employer and Employers.  The Employer, through its Board, will be
           ----------------------
           responsible for amending the Plan, terminating the Plan, appointing Plan Administrator members, and appointing and removing the Trustee. The Employer and each Employer will be responsible for making contributions to the Plan in the amounts determined by the Plan Administrator based on the Before-Tax Contributions made by Participants, net profit margins, and ADP Test and ACP Test results. Each Employer will promptly provide complete information regarding the Compensation, Before-Tax Contributions and Employment of each Participant and such other relevant information as the Plan Administrator may require.

      (b)  The Plan Administrator.
           ----------------------

           (1)  Appointment and Termination of Office.  The Plan Administrator
                -------------------------------------
                will consist of not less than 1 nor more than 5 individuals who will be appointed by and serve at the pleasure of the Board.
                The Board will have the right to remove any member of the Plan Administrator at any time. A member may resign at any time by written resignation to the Plan Administrator and the Board. If a vacancy in the Plan Administrator should occur, the Board will appoint a successor.

           (2)  Organization of Plan Administrator. The Board will appoint a
                ----------------------------------
                Chairman from among the Plan Administrator members, and will appoint a Secretary who may or may not be a Plan Administrator member. The Plan Administrator may appoint agents who may or may not be Plan Administrator members, as it considers necessary for the effective performance of its duties, and may delegate to the agents ministerial powers and duties as it considers expedient or appropriate. The Plan Administrator will fix the compensation of the agents within the limits set by the Board. Employee Plan Administrator members will serve as such without additional compensation.

           (3)  Plan Administrator Meetings.  The Plan Administrator will hold
                ---------------------------
                meetings at least annually. A majority of the members then in office will constitute a quorum. Each action of the Plan Administrator will be taken by a majority vote of all members then in office, provided that the Plan Administrator may establish procedures for taking written votes without a meeting.

           (4)  Powers of the Plan Administrator.  The Plan Administrator will
                --------------------------------
                have primary responsibility for administering the Plan, and all powers necessary to enable it to properly perform its duties, including but not limited to the following powers and duties:

                (A)  Rules.  The Plan Administrator may adopt rules and
                     -----
                     regulations necessary for the performance of its duties under the Plan.

                (B)  Construction.  The Plan Administrator will have the power
                     ------------
                     to construe the Plan and to decide all questions arising under the Plan.

                (C)  Right to Benefits.  The Plan Administrator will have
                     -----------------
                     discretionary authority to determine the eligibility of Participants or their beneficiaries to receive benefits and the amount of benefits to which any Participant or beneficiary may be entitled under the Plan, and will enforce the claims procedure described in Section 10.4.

                (D)  Employee Data.  The Plan Administrator will request from
                     -------------
                     the Employer complete information regarding the Compensation, Before-Tax Contributions, and Employment of each Eligible Employee and other facts as it considers necessary from time to time, and will treat Employer records as conclusive with respect to such information.

                (E)  Payments.  The Plan Administrator will direct the payment
                     --------
                     of benefits from the Trust, or may appoint a disbursing agent, and will specify the payee, the amount and the conditions of each payment.

                (F)  Disclosure.  The Plan Administrator will prepare and
                     ----------
                     distribute to the Employees plan summaries, notices and other information about the Plan in such manner as it deems proper and in compliance with applicable law.

                (G)  Application Forms.  The Plan Administrator will provide
                     -----------------
                     forms for use by Participants in designating beneficiaries and applying for benefits.

                (H)  Agents.  The Plan Administrator will retain legal counsel,
                     ------
                     accountants and such other agents as it deems necessary to properly administer the Plan.

                (I)  Financial Statements.  The Plan Administrator will
                     --------------------
                     periodically prepare reports of the Plan's operation, showing its assets and liabilities in reasonable detail, and will submit a copy of each report to the Board and cause a copy to be maintained in the office of the secretary of the Plan Administrator.

                (J)  Reporting.  The Plan Administrator will cause to be filed
                     ---------
                     all reports required under ERISA and the Code.

                (K)  Investment Manager.  With approval of the Board, the
                     ------------------
                     Employer may appoint an investment manager.

                (L)  Accounts.  The Plan Administrator will maintain or cause
                     --------
                to be maintained individual Accounts for Participants, and to allocate or cause to be allocated Before-Tax Contributions, Employer Contributions, and Rollover Contributions to the proper Accounts.

                (M)  General.  The Plan Administrator will perform all acts
                     -------
                     reasonably necessary to administer the Plan.

      (c)  The Trustee.  The Board will appoint a Trustee who will have the
           -----------
           duties and responsibilities described in the trust agreement executed by the Employer and the Trustee. The trust agreement will be an integral part of this Plan.

10.2  Expenses.  The Plan Administrator will determine, in its sole discretion,
      --------
      whether the expenses incurred in administering the Plan and Trust will be paid by the Employer(s) or by the Trustee from the Trust Fund, or will be charged to Accounts (such as recordkeeping fees for processing elections, allocations, withdrawals and distributions). Plan expenses include but are not limited to fees and charges of actuaries, attorneys, accountants, consultants, investment managers, recordkeepers, and the Trustee. The Trustee will pay from the Trust Fund all expenses directly incurred in connection with the investment of Plan assets. No Employee will receive any additional Compensation for services performed in connection with the Plan.

10.3  Indemnification.  The Employers will indemnify and hold harmless the Plan
      ---------------
      Administrator and each member and each person to whom the Plan Administrator or either Plan Administrator has delegated responsibility under this Article, from all joint or several liability for their acts and omissions and for the acts and omissions of their duly appointed agents in the administration of the Plan, except for their own breach of fiduciary duty and willful misconduct.

10.4  Claims Procedure.
      ----------------

      (a)  Application for Benefits.  The Plan Administrator will furnish to
           ------------------------
           each Participant, upon his retirement, information about the benefits to which he is entitled under the Plan. The Plan Administrator may require any person claiming benefits under the Plan to submit a written application, together with such documents, evidence, and information as it considers necessary to process the claim.

      (b)  Action on Application.  Within 90 days after receipt of an
           ---------------------
           application and all necessary documents and information, the Plan Administrator will furnish the claimant a written notice of its decision. If the Plan Administrator denies the claim in whole or in part, the notice will set forth (1) specific reasons for the denial, with specific reference to Plan provisions upon which the denial is based; (2) a description of any additional information or material necessary to process the application with an explanation why such material or information is necessary; and (3) an explanation of the Plan's claim review procedure.

           If special circumstances require an extension of time for processing the claim, the Plan Administrator will furnish the claimant written notice of the extension before the end of the initial 90-day period. In no event will the extension exceed a period of 90 days from the end of the initial period. The notice will explain the circumstances requiring an extension of time and the date by which the Plan Administrator expects to render a decision.

      (c)  Claim Review.  The claimant who does not agree with the decision
           ------------
           rendered on his application may request that the Plan Administrator review the decision. The request must be made within 60 days after the claimant receives the decision, or if the application has neither been approved nor denied within the 90-day period specified in subsection (b), then the request must be made within 60 days after expiration of the 90-day period.

           Each request for review must be in writing and addressed to the Plan Administrator. Concurrently with filing the request for review, or within the 60-days request period, the claimant may submit in writing to the Plan Administrator a statement of the issues raised by his appeal and supporting arguments and comments.

           During the pendency of his appeal the claimant may inspect all documents which are reasonably pertinent to his case, upon reasonable notice to the Plan Administrator. However, under no circumstance will any Employer be required to disclose to any claimant information concerning any person other than the Participant whose benefit is being claimed, to the extent such information is normally treated as confidential.

           Where the Plan Administrator believes that the issues raised by the claimant's appeal may be more efficiently or fairly processed by taking testimony of the claimant or others, it will set the matter for oral hearing and give the claimant reasonable notice of the time and place. Whether or not an oral hearing is scheduled, the Plan Administrator will proceed promptly to resolve all issues raised by the claimant's appeal and will render a written decision on the merits, with a statement of the reasons and references to the pertinent supporting provisions of the Plan, within 60 days following receipt of the claimant's request for review.

           If special circumstances require an extension of time, the Plan Administrator will render a decision as soon as possible, but not later than 120 days after receipt of the request for review. If an extension is required, the Plan Administrator will furnish to the claimant written notice of the extension, including an explanation of the circumstances requiring the extension, before commencement of the extension period.

                                   ARTICLE XI

                                 Miscellaneous
                                 -------------

11.1  Headings.  The headings and subheadings in this Plan have been inserted
      --------
      for convenient reference, and in the event a heading or subheading conflicts with the text, the text will govern.

11.2  Construction.  The Plan will be construed in accordance with the laws of
      ------------
      the State of Alabama, except to the extent such laws are preempted by ERISA and the Code.

11.3  Employer Reversion Upon Initial Disqualification.  Notwithstanding any
      ------------------------------------------------
      contrary provisions contained in any portion of this Plan, in the event the Commissioner of Internal Revenue determines that the Plan is not initially qualified under the Code, any contribution made incident to that initial qualification by the Employer must be returned to the Employer within one year after the date the initial qualification is denied, but only if the application for the qualification is made by the time prescribed by law for filing the Employer's return for the taxable year in which the Plan is adopted, or such later date as the Secretary of the Treasury may prescribe.

11.4  Nonalienation.  No benefits payable under the Plan will be subject to the
      -------------
      claim or legal process of any creditor of any Participant or beneficiary, and no Participant or beneficiary will alienate, transfer, anticipate or assign any benefits under the Plan, except that payments will be made pursuant to (a) qualified domestic relations orders issued in accordance with Code Section 414(p), (b) judgments resulting from federal tax assessments, and (c) as otherwise required by law.

11.5  No Employment Rights.  Participation in the Plan will not give any
      --------------------
      Employee the right to be retained in the employ of any Employer, or upon termination any right or interest in the Plan except as provided in the Plan.

11.6  No Enlargement of Rights.  No person will have any right to or interest in
      ------------------------
      any portion of the Plan except as specifically provided in the Plan.

11.7  Withholding for Taxes.  Payments under the Plan will be subject to
      ---------------------
      withholding for payroll taxes as required by law. Beginning in 1993, each Employer will withhold 20 percent federal income tax from each lump sum payment which is not rolled over directly into another qualified retirement plan or individual retirement account under Subsection 6.2(f).

  IN WITNESS WHEREOF, Colonial Properties Trust has caused this Plan to be executed by its duly authorized officer this 15th day of February, 1995, to be effective as of January 1, 1995.


                             COLONIAL PROPERTIES TRUST



                             By: /s/ Thomas H. Lowder
                                ------------------------------
                             Title: President
                                   ---------------------------


ATTEST:


/s/ Kenneth E. Howell
----------------------------------------
Secretary

Corporate Seal

                         THE COLONIAL PROPERTIES TRUST
                           401(k)/PROFIT SHARING PLAN

                               Table of Contents
                               -----------------

                                                                  Page
ARTICLE I - DEFINITIONS

        1.1  ACP Test                                                1
        1.2  ADP Test                                                1
        1.3  Accounts                                                1
        1.4  Actual Contribution Ratio (ACR)                         2
        1.5  Actual Deferral Ratio (ADR)                             2
        1.6  Adoption Agreement                                      2
        1.7  Affiliated Company                                      2
        1.8  After-Tax Account                                       2
        1.9  Average Contribution Percentage (ACP)                   2
       1.10  Average Deferral Percentage (ADP)                       2
       1.11  Before-Tax Account                                      2
       1.12  Before-Tax Contribution                                 2
       1.13  Board                                                   2
       1.14  Break in Service                                        2
       1.15  Code                                                    2
       1.16  Company Stock                                           2
       1.17  Compensation                                            3
       1.18  Contributions                                           3
       1.19  Controlled Group                                        4
       1.20  Disability                                              4
       1.21  Effective Date                                          4
       1.22  Eligible Employee (or Employee)                         4
       1.23  Employer                                                4
       1.24  Employer Contribution Accounts                          4
       1.25  Employer Contributions                                  4
       1.26  Employment                                              5
       1.27  Employment Date                                         5
       1.28  Enrollment Date                                         5
       1.29  ERISA                                                   5
       1.30  Excess ACP Contributions                                5
       1.31  Excess ADP Deferrals                                    5
       1.32  Excess Dollar Deferrals                                 5
       1.33  Family Unit                                             5
       1.34  Five-Year Break                                         5
       1.35  HCE Group                                               5
       1.36  Highly Compensated Employee (HCE)                       5
       1.37  Hours of Service                                        7
       1.38  Matching Account                                        8
       1.39  Matching Contribution                                   8
       1.40  NCE Group                                               8

       1.41  Nonhighly Compensated Employee (NCE)                    8
       1.42  Normal Retirement Age                                   8
       1.43  One-Year Break                                          8
       1.44  Participant                                             9
       1.45  Plan                                                    9
       1.46  Plan Administrator                                      9
       1.47  Plan Year                                               9
       1.48  Pre-1987 Vested Account                                 9
       1.49  Profit Sharing Account                                  9
       1.50  Profit Sharing Contribution                             9
       1.51  Required Beginning Date                                 9
       1.52  Rollover Account                                        9
       1.53  Rollover Contribution                                   9
       1.54  Safe Harbor Account                                     9
       1.55  Safe Harbor Contribution                                9
       1.56  Spouse                                                  9
       1.57  Termination Date                                        9
       1.58  Transferor Plan                                         9
       1.59  Trust (or Trust Fund)                                  10
       1.60  Trustee                                                10
       1.61  Valuation Date                                         10
       1.62  Vested Percentage                                      10
       1.63  Vesting Service                                        10
       1.64  Years of Service                                       10


ARTICLE II - ELIGIBILITY

       2.1  Eligibility                                             11
       2.2  Participation Upon Reemployment                         11
       2.3  Leased Employees                                        12


ARTICLE III  - CONTRIBUTIONS

       3.1  Employee Contributions                                  13
            (a)  Before-Tax Only                                    13
            (b)  Vesting                                            13
            (c)  Election to Participate                            13
       3.2  Employer Contributions                                  14
            (a)  Matching Contribution                              14
            (b)  Profit Sharing Contribution                        14
            (c)  Safe-Harbor Contribution                           15
            (d)  Vesting                                            16
            (e)  Forfeiture                                         16
            (f)  Exclusive Benefit of Participants                  16
            (g)  Deductibility                                      16
            (h)  Payment to the Trustee                             17

            (i)  Return of Employer Contributions                   17
       3.3  Rollover Contributions                                  17
            (a)  Eligible Rollover Distribution                     17
            (b)  Rollover or Direct Plan Transfer                   17
            (c)  Timing                                             17
            (d)  Required Information                               17
            (e)  Prohibited Rollovers and Transfers                 18
            (f)  Refund of Prohibited Rollovers                     18
            (g)  Reliance on Participant's Representations          18

ARTICLE IV  - INDIVIDUAL ACCOUNTS

       4.1  Adjustments to Account Balances                         19
            (a)  Regular Valuation Dates                            19
            (b)  Special Valuation Dates                            19
            (c)  Valuations Binding                                 19
            (d)  Allocation Date                                    19
            (e)  Statement of Account Balances                      19
            (f)  Correction of Mistakes                             19
       4.2  Investment Election                                     20
            (a)  Available Funds                                    20
            (b)  Liquidity                                          20
            (c)  Participant Elections                              20
            (d)  Failure to Elect                                   21
            (e)  Allocation of Earnings                             21
            (f)  Special Election Date                              21
            (g)  Voting of Company Stock                            21

ARTICLE V  - INSERVICE WITHDRAWALS

       5.1  Limitation on Frequency of Inservice
            Withdrawals                                             22
       5.2  Withdrawal Fee                                          22
       5.3  Inservice Withdrawal from After-Tax
            and Pre-1987 Vested Accounts                            22
       5.4  Inservice Withdrawal After Age 59 1/2                   22
       5.5  Inservice Withdrawal After Age 70 1/2                   22
       5.6  Hardship Withdrawals                                    23
            (a)  Application                                        23
            (b)  Available Amount                                   23
            (c)  Immediate and Heavy Financial Need                 23
            (d)  No Other Available Resources                       23
            (e)  Nondiscrimination                                  24
            (f)  Reliance on Participant's Representations          24

ARTICLE VI  -  POST-EMPLOYMENT DISTRIBUTIONS

       6.1  Payment Events                                          25
            (a)  Retirement                                         25
            (b)  Termination of Employment Before Age 65            25
            (c)  Disability                                         25
            (d)  Death                                              25
       6.2       Amount, Form and Timing of Payment                 25
            (a)  Application for and Timing of Payment              25
            (b)  Right to Defer Payment                             26
            (c)  Amount of Payment                                  26
            (d)  Form of Payment                                    26
            (e)  Medium of Payment                                  26
            (f)  Withdrawal Fee                                     26
            (g)  Direct Rollover                                    26
            (h)  Constructive Cash-Out                              26
            (i)  Latest Payment Date                                27
            (j)  Compliance with Code Section 401(a)(9)             27
       6.3       Designation of Beneficiaries                       27
            (a)  Procedure                                          27
            (b)  Waiver of Spouse's Rights                          27
            (c)  Judicial Determination                             28
       6.4  Payment to the Participant's Representative             28
       6.5  Unclaimed Benefits                                      28

ARTICLE VII  - LIMITATIONS ON ALLOCATIONS

       7.1  Excess Dollar Deferrals                                 29
            (a)  Time of Refund                                     29
            (b)  Reporting Form                                     29
            (c)  Order of Refunds                                   29
            (d)  Inclusion of ADP Test                              29
            (e)  Inclusion in Annual Addition                       29
            (f)  Determination of Earnings                          30
       7.2  Nondiscrimination Tests                                 30
            (a)  ADP Test                                           30
            (b)  ACP Test                                           30
            (c)  Multiple Use                                       31
            (d)  Multiple Use Test                                  31
            (e)  Correction of Excess ADP Contributions
                 and Excess ACP Contributions                       31
            (f)  Family Aggregation Rules                           32
            (g)  Excess Annual Addition                             33
       7.3  Code Section 415 Limitation                             33
            (a)  Applicable Definitions                             33
            (b)  Treatment of Excess Annual Additions               34
            (c)  Combined Plan Limitation                           35

            (d)  Combining of Plans                                 36
            (e)  Controlled Group                                   36
            (f)  Compliance With Code Section 415                   36
       7.4  Top-Heavy Rules                                         36
            (a)  Definitions                                        36
            (b)  Determination of Top-Heavy Status                  38
            (c)  Plan Operation During Top-Heavy Status             38

ARTICLE VIII  - AMENDMENT, TERMINATION AND MERGER

       8.1  Amendment                                               40
       8.2  Termination of the Plan                                 41
       8.3  Plan Merger                                             99

ARTICLE IX - PARTICIPATING EMPLOYERS

       9.1  Rights of Participating Employers to Participate        42
       9.2  Participant Accounts                                    42
       9.3  Administrative Powers of Plan Administrator             42
       9.4  Creation of Trust                                       42
       9.5  Transfer of Employment                                  43
       9.6  Withdrawal of Participating Employers                   43
       9.7  Internal Revenue Service Approval of Plan for a
            Participating Employer                                  44
       9.8  Joint Venture Restriction                               44
       9.9  Commingled Assets                                       44

 ARTICLE X  - ADMINISTRATION

       10.1 Allocation of Fiduciary Responsibilities                45
            (a)  Employer and Employers                             45
            (b)  The Plan Administrator                             45
            (c)  The Trustee                                        47
       10.2 Expenses                                                47
       10.3 Indemnification                                         47
       10.4 Claims Procedure                                        47

ARTICLE XI - MISCELLANEOUS

       11.1 Headings                                                49
       11.2 Construction                                            49
       11.3 Qualification for Continued Tax-Exempt Status           49
       11.4 Nonalienation                                           49
       11.5 No Employment Rights                                    49

       11.6 No Enlargement of Rights                                49
       11.7 Withholding for Taxes                                   49

STATE OF ALABAMA

JEFFERSON COUNTY

                                FIRST AMENDMENT

                           COLONIAL PROPERTIES TRUST
                          401(k)/PROFIT SHARING PLAN

          COLONIAL PROPERTIES TRUST, an Alabama Real Estate Investment Trust (hereinafter called the "Employer"), hereby adopts and publishes on this the 27th day of December, 1995 this Amendment to the Colonial Properties Trust 401(k)/Profit Sharing Plan, as follows:

                             W I T N E S S E T H:
                             - - - - - - - - - -

          WHEREAS, Employer, effective on January 1, 1995, established a 401(k)/Profit Sharing Plan and Trust; and

          WHEREAS, said Plan provides that Employer reserves the right at any time and from time to time, by action of its Board to amend in whole or in part, any and all provisions of the Plan; and

          WHEREAS, Employer desires to amend said Plan in the following respects; and

          WHEREAS, by written unanimous consent of the Board of Directors of the Corporation, said Board did specifically approve and adopt by resolution the amendment hereinafter set forth;

          NOW, THEREFORE, in consideration of the premises hereinabove set forth, Employer hereby amends said Plan, as follows:

          FIRST: Subparagraph 3.1(a)(2) of said Plan shall be deleted in its entirety and there shall be substituted in lieu thereof the following:

                 (2)   Amount Matched. The first six percent (6%) of
                       --------------
                       Compensation that a Participant elects to contribute will receive a Matching Contribution.

          SECOND: Subparagraph Section 3.2(a) of said Plan shall be deleted in its entirety and there shall be substituted in lieu thereof the following:

     3.2  Employer Contributions.
          ----------------------

          (a)  Matching Contribution.  Each Employer will make a Matching
               ---------------------
               Contribution in an amount equal to fifty percent (50%) of the first six percent (6%) of Compensation contributed by each of its Participants for each Plan Year, provided that the Participant remains in Employment until the last day of the Plan Year. The

               Participant will not receive a Matching Contribution to the extent he withdraws his Before-Tax Contributions under Article V in the same Plan Year when he makes them. For this purpose, the Participant's withdrawals will come first from the earliest Contributions and earnings allocated to his Before-Tax Account.


     THIRD: This Amendment shall be effective commencing October 1, 1995, and for each year thereafter until further amended.

     FOURTH: In all other respects, said Plan is hereby ratified, confirmed and approved.

     The Employer has caused this Amendment to be executed by its duly authorized officer and duly attested, and its corporate seal to be hereunto affixed on the day and year first above written.


                                   COLONIAL PROPERTIES TRUST


                                   By  /s/ Thomas H. Lowder
                                       -------------------------------
                                       Thomas H. Lowder
                                       President


ATTEST:                                              (EMPLOYER)



/s/ Kenneth E. Howell
----------------------------
Kenneth E. Howell,
Secretary

(CORPORATE SEAL)


                                      -2-